                            SCHEDULE 14A INFORMATION

                 Consent Solicitation Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Consent Solicitation
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Consent Solicitation
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240,14a-12

                           CLUSTER HOUSING PROPERTIES
                       (A CALIFORNIA LIMITED PARTNERSHIP)
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Consent Solicitation Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies: Units of Limited Partnership Interest ("Units")
         (2)      Aggregate number of securities to which transaction applies:
                  32,421 Units
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $3,543,000, equal to the estimated amount of cash to be distributed to the partners upon liquidation of the Registrant.
         (4)      Proposed maximum aggregate value of transaction: $3,543,000
         (5)      Total fee paid: $709
[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                           CLUSTER HOUSING PROPERTIES
                       (A CALIFORNIA LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906
                                 (719) 527-0544
March 18, 1998

Dear Limited Partner:

We are pleased to let you know that, during the last quarter of 1997, Cluster Housing Properties (A California Limited Partnership) (the "Partnership") implemented and completed a competitive bidding process for the disposition of Pinecliff, its remaining real property investment. The competitive bidding process included the participation of a number of well-screened and fully-qualified institutional real property purchasers and resulted in the Partnership receiving and accepting an offer to purchase Pinecliff.

The Partnership is now in a position, subject to the approval of a majority in interest of the limited partners, to sell its remaining property and dissolve the Partnership. Accordingly, pursuant to the enclosed Consent Solicitation, the Partnership is seeking the consent of the limited partners to dissolve the Partnership and liquidate its remaining property (the "Dissolution"). The Dissolution and the principal terms of the offer are discussed in more detail in the Consent Solicitation under "Description of Dissolution."

In addition, pursuant to the enclosed Consent Solicitation the General Partners are seeking the consent of the Limited Partners to an amendment (the "Amendment") to the Partnership's Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") to eliminate the General Partners' obligation, under certain circumstances, to contribute additional capital to the Partnership upon its liquidation. This unintended and onerous obligation arises because of certain technical provisions of the Partnership Agreement for allocation of income and loss which predated the issuance of final Treasury Regulations with respect to partnership allocations. The Amendment is discussed in more detail in the Consent Solicitation under "Description of Proposed Amendment."

FOR THE REASONS SET FORTH IN THE ENCLOSED CONSENT SOLICITATION, THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS CONSENT TO THE DISSOLUTION AND THE AMENDMENT.

Accompanying the Consent Solicitation is the Partnership's Form 10-K for the year ended December 31, 1996 and its most recent Form 10-Q for the quarter ended September 30, 1997.

We urge you to read the enclosed document carefully and to return your signed consent as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. You may also return your Consent to L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171. For your convenience a postage-paid return envelope has been included. If you have any questions about the enclosed material, please call our Investor Services line at (800) 262-7778.

                                Very truly yours,



STEPHEN B. BOYLE                    GP L'AUBERGE COMMUNITIES, L.P.,
General Partner                     General Partner

                                    By:      L'Auberge Communities, Inc., its
                                             general partner

                                    By:      Stephen B. Boyle, President




                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN AND DATE THE ENCLOSED CONSENT AND
             RETURN IT IMMEDIATELY SO THAT YOUR VOTE CAN BE COUNTED.

                           CLUSTER HOUSING PROPERTIES
                       (A CALIFORNIA LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906


                              CONSENT SOLICITATION


                                 March 18, 1998


                                  INTRODUCTION

         This solicitation of written consents (the "Consent Solicitation") is furnished by GP L'Auberge Communities, L.P., a California limited partnership (formerly known as Berry and Boyle Management, a California limited partnership), and Stephen B. Boyle, the general partners (the "General Partners") of Cluster Housing Properties (A California Limited Partnership) (the "Partnership"), in connection with the Partnership's solicitation of consents from the Partnership's limited partners (the "Limited Partners") to two separate and independent proposals ("the Proposals"). More specifically, the General Partners are soliciting the consent of the Limited Partners to (i) dissolve the Partnership and liquidate its remaining real property investment, Pinecliff in Colorado Springs, Colorado (collectively, the "Dissolution"), pursuant to the purchase and sale agreement (the "Purchase Agreement") described herein and (ii) to amend Section 16.b. of the Partnership's Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") to eliminate the General Partners' obligation, under certain circumstances, to contribute additional capital to the Partnership upon its liquidation (the "Amendment"). The General Partners recommend that the Limited Partners consent to the Dissolution and the Amendment.

         This Consent Solicitation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

         This Consent Solicitation, and the enclosed consent form (the "Consent"), are first being mailed to the Limited Partners on or about March 18, 1998.


                           DESCRIPTION OF DISSOLUTION

BACKGROUND AND REASONS FOR DISSOLUTION

         The Partnership was organized in 1983 for the purpose of acquiring, operating and ultimately selling or disposing of multifamily residential rental properties. The Partnership's original investment objectives contemplated that the properties would be held for approximately five to seven years, with decisions about the timing of eventual property sales or other dispositions to be left to the General Partners' discretion based on the anticipated economic benefits of continued ownership and other factors. The national recession that extended through the early 1990s had the effect of depressing real estate values. Subsequently, the markets where the Partnership's properties were located experienced an oversupply of new apartment developments. These conditions led the General Partners to conclude that it was advisable for the Partnership to hold its properties longer than initially anticipated.

         Instead of selling the Partnership's properties during the downturn in their markets, the Partnership continued to hold and operate its properties. As improvement in the Partnership's markets became apparent, the General Partners began to prepare the properties for sale and to devise and implement a disposition strategy. In this regard, in the fourth quarter of 1997, the Partnership sold Villa Antigua in Scottsdale, Arizona and Villas Sin Vacas in Tucson, Arizona to a purchaser unaffiliated with either General Partner for gross purchase prices of $6,248,000 and $5,040,000, respectively. The Partnership realized approximately $5,349,465 of net proceeds from the two sales, all of which was distributed to the Limited Partners in December 1997. The General Partners did not receive a property disposition fee or other compensation or distribution in connection with such sales.

         The proposed Dissolution and sales transaction are the final step in the disposition process. After considering various alternatives for marketing Pinecliff, the General Partners determined that, given the quality of the property, the most advantageous offers were likely to be obtained by approaching a reasonable number of well-qualified institutional real estate purchasers in a competitive bidding process. Accordingly, with the assistance of a licensed real estate broker unaffiliated with either General Partner (the "Unaffiliated Broker"), approximately 15 institutional real estate purchasers representing a broad cross-section of the institutional real estate capital market were approached. As a result of the competitive bidding process, the Partnership received multiple offers to purchase Pinecliff. In order to maximize the sales prices, the Partnership permitted each offeror the opportunity to increase its offer. From the resubmitted offers, the General Partners selected the highest and best offer and executed the Purchase Agreement, subject to the consent of the Limited Partners to the Dissolution. Certain of the principal terms of the Purchase Agreement are discussed in this Consent Solicitation under "Description of Dissolution -- Liquidation Strategy; Pending Sale."

         A sale of Pinecliff at this time will enable the Partnership to take advantage of the improved local economy of Colorado Springs. The General Partners have reviewed comparable sales and have determined that the accepted offer for Pinecliff is fair and reasonable. Moreover, the General Partners believe that the terms of the proposed sale described herein are advantageous to the Partnership because of the price, the purchase of the property for all cash without a financing contingency and the strength and reliability of the purchaser.

         For the foregoing reasons, the General Partners believe that it is in the best interests of the Partnership and the Limited Partners to dissolve the Partnership and seek to sell and liquidate

Pinecliff and wind up the Partnership at this time rather than to continue to hold and operate the property for later sale.

EFFECTS OF THE DISSOLUTION

         Under the California Revised Uniform Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Partnership's Partnership Agreement provides that the Partnership shall be dissolved upon the vote or written consent of a majority in interest of the Limited Partners. Under the terms of the Partnership Agreement and applicable law, upon dissolution of the Partnership the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's remaining assets and apply and distribute the liquidation proceeds in the order specified in the Partnership Agreement. See "Liquidation and Winding Up" below. During the winding up process, the Partnership's legal existence would continue solely for purposes relating to the liquidation and winding up and the Limited Partners would continue to have the voting and economic rights provided in the Partnership Agreement.

         Neither the Partnership Agreement nor California law provides for a specified period of time for completing the liquidation and winding up of the Partnership. If the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners would be authorized and directed to settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, pursuant to the Purchase Agreement described herein or otherwise, consistent with obtaining reasonable value for the property. In the event that the sale of Pinecliff pursuant to the Purchase Agreement is not consummated (see "Liquidation Strategy; Pending Sale" below), the General Partners would continue to have broad discretion to manage the business and affairs of the Partnership and the winding up process and to determine the timing, terms and conditions of the sale of property. Upon the dissolution and completion of the winding up process, the Partnership will file a certificate of cancellation with the California Office of the Secretary of State and will be terminated. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Dissolution.

LIQUIDATION STRATEGY; PENDING SALE

         The following table sets forth certain information regarding Pinecliff and the Purchase Agreement.

                                                                      Purchase Agreement
                                                            -------------------------------------
                                         Projected
                                         Mortgage
Property Name and        Number of    Indebtedness at        Purchase                   Closing
 Location                 Units          3/30/98              Price        Purchaser      Date(1)
-----------------------  ---------    ---------------       ----------     ---------    ---------
Pinecliff,                 96           $3,044,540          $6,700,000(3)   DRA         4/12/98
Colorado Springs, CO(2)                                                     Advisors,
                                                                            Inc.


----------
(1) Subject to the consent of the Limited Partners to the Dissolution proposed herein.

(2) The Partnership holds fee simple title to the property. The Partnership's former joint venture partner in the joint venture which previously held title to the property retained an economic interest in the property's cash flow and sales proceeds under certain circumstances. The former joint venture partner will not be entitled to receive any portion of the proceeds of the sale of Pinecliff.

(3) The parties have agreed to a $300,000 credit for the purchaser to install air conditioning in the units.

         The Purchase Agreement provides that the purchaser has a period of 30 days to conduct its "due diligence" review of the property. This review includes, but is not limited to, a physical inspection and examination of title and environmental matters. During the due diligence period, the purchaser has the customary right to withdraw its offer for any reason. Because the sale of Pinecliff is subject to the purchaser's due diligence review of the property, there can be no assurance that the proposed sale described above will actually occur. Alternatively, as is customary in similar real estate transactions, if, during the due diligence period, the purchaser identifies conditions which are unacceptable to it, the purchaser may seek a purchase price adjustment, which the General Partners would consider and negotiate as they deem appropriate. The Purchase Agreement provides that in the event that the purchaser defaults by failing to close following the end of the due diligence period, the Partnership will be entitled to retain the purchaser's deposit as liquidated damages.

         Assuming, for purposes of illustration, that Pinecliff were sold for an aggregate net price of $6,400,000 (the purchase price under the Purchase Agreement less the $300,000 credit referred to in note (3) above), and assuming the Limited Partners consent to the Amendment, the General Partners believe that, after (i) repayment of mortgage indebtedness in the amount of approximately $3,044,540, (ii) deducting estimated fees and expenses of the sale, which currently are anticipated to total approximately $92,460, including a real estate brokerage commission payable to the Unaffiliated Broker in an amount equal to 1.25% of the sales price of the property, and (iii) including the Partnership's estimated cash balance of $280,000, approximately $3,243,000 (the "Dissolution Proceeds") would be available to the Partnership.

         The Dissolution Proceeds, less a $300,000 wind-up reserve which the General Partners intend to establish to cover various expenses of winding up and liquidating the Partnership, would be distributed to the Limited Partners as promptly as possible following the sale of Pinecliff. Assuming Dissolution Proceeds of $3,243,000, for each $500 invested in the Partnership, the Limited Partners would receive out of the Dissolution Proceeds approximately $100 (the "Distribution Per Unit"). When added together with the $165 per Unit that was distributed in December 1997 from the proceeds of the sale of Villa Antigua and Villas Sin Vacas, the $151.10 per Unit that has been distributed from operations and the $53.40 per Unit distributed from uninvested funds, Limited Partners will have received aggregate distributions of approximately $469.50 per $500 Unit over the term of the investment.(1) In addition, upon final winding up of the Partnership, any unexpended funds in the wind-up reserve will be distributed to the Limited Partners.

----------
(1) Exhibit A attached to this Consent Solicitation sets forth certain information regarding Partnership distributions on a quarterly basis for the past three years and in the aggregate since inception.

         The foregoing estimates are presented for the Limited Partners' reference only and should not be relied upon in determining whether to consent to the Dissolution. The estimates assume that the sale of Pinecliff is consummated pursuant to the terms of the Purchase Agreement and there can be no assurance that such sale will occur. If the proposed sale does not occur, the General Partners would seek a substitute purchaser, although there can be no assurance as to when such purchaser would be located or the terms on which such purchaser would agree to purchase the property. The Limited Partners would have no right to approve the terms of any substituted sale. The estimates do not give effect to the operating expenses or net income or net loss of the Partnership for any period prior to the time Pinecliff is sold, which could affect the amount of Dissolution Proceeds available for distribution. Additionally, the estimates do not give effect to customary closing adjustments, credits and prorations, the amounts of which are not known at this time. For these reasons, the actual proceeds to be received by the Limited Partners may vary materially from the Distribution Per Unit, and therefore possibly be substantially less.

         The timing of the Limited Partners' receipt of any Dissolution Proceeds will depend on when a sale or other disposition of Pinecliff can be completed. If the property is sold pursuant to the terms of the Purchase Agreement, the General Partners expect that the sale will be consummated during the second quarter of 1998. The General Partners will endeavor to distribute funds as expeditiously as possible after the sale.

LIQUIDATION AND WINDING UP

         Pursuant to the Partnership Agreement, if the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's assets and discharge or make adequate provision for the liabilities of the Partnership in the following order:

         (a) First, to creditors, in the order of priority provided by law;

         (b) Second, to the setting up of any reserve for contingencies which the General Partners may consider necessary; and

         (c) After all such liabilities have been either discharged or adequately provided for, to the partners, in accordance with Section 10 of the Partnership Agreement.

         It is not anticipated that the General Partners will receive any of the proceeds from the Dissolution. The General Partners are not aware of any liabilities or obligations of the Partnership, contingent or otherwise, except as set forth on the Partnership's balance sheet included as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (a copy of which accompanies this Consent Solicitation and is incorporated herein by reference) and liabilities and obligations incurred since September 30, 1997 in the ordinary course of the Partnership's business.

CERTAIN CONSIDERATIONS

         The General Partners cannot predict when Pinecliff will actually be sold or disposed of, or when the eventual liquidation will occur, nor can the General Partners estimate with certainty the amount of Dissolution Proceeds that will be available to distribute to the Limited Partners upon the sale or other disposition of Pinecliff and completion of the liquidation. Moreover, there can be no assurance that Pinecliff will be sold or disposed of at a price equal to the purchase price contained in the Purchase Agreement described herein or that the value of the property will not increase after it is sold or disposed of by the Partnership.

         In considering whether to approve the Dissolution, the Limited Partners should bear in mind that the General Partners have broad discretion to manage the business and affairs of the Partnership. If the Dissolution is not approved, the General Partners intend to continue to manage the Partnership and its property substantially as they are currently being managed and to continue to entertain and consider indications of interest from third parties to acquire Pinecliff. There can be no assurance that the Dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership and eventual sale or disposition of Pinecliff at a later time.

         Because of the General Partners' long-standing experience with Pinecliff, the purchaser of Pinecliff has indicated its intention to retain the property management affiliate of the General Partners to manage Pinecliff following its sale pursuant to an agreement terminable by the purchaser on 30 days prior notice. If the Limited Partners consent to the Dissolution, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the liquidation and winding up of the Partnership and will not be entitled to approve or disapprove of any such transaction, including a transaction which may involve the General Partners' management affiliate continuing as property manager.

         Neither California law nor the Partnership Agreement provides the Limited Partners with any dissenter's rights, or the right to seek an independent appraisal of the value of the Partnership or its assets. Thus, the Limited Partners will be bound to accept the consideration upon the sale of the Partnership's properties if the Dissolution is consented to by the Limited Partners.

RECOMMENDATION OF THE GENERAL PARTNERS

         THE GENERAL PARTNERS BELIEVE THAT THE DISSOLUTION IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         If a majority of the Limited Partners consent to the Dissolution, the General Partners intend to sell the Partnership's remaining property and, after payment of certain Partnership expenses and liabilities (See "Description of Dissolution -- Liquidation and Winding Up."), distribute the proceeds to the Partners in liquidation of the Partnership. Such a sale and distribution will result in certain federal income tax consequences to a Limited Partner as described below. Section references below are to the Internal Revenue Code of 1986, as amended (the "Code").

    IN GENERAL

         As a partnership for federal income tax purposes, the Partnership is not subject to federal income tax as a separate taxable entity. Instead, each Partner is required to report on its own federal income tax return such Partner's distributive share of the Partnership's items of income, gain, loss, deduction and credit, including any gain or loss recognized by the Partnership on the sale of Partnership properties. Accordingly, a Limited Partner may be subject to tax on such Limited Partner's distributive share of Partnership income irrespective of whether such Limited Partner receives any cash distribution from the Partnership. A Limited Partner's adjusted basis in its Units is increased by such Limited Partner's distributive share of income and gain of the Partnership for each taxable year, is reduced by its distributive share of loss for such taxable year and is reduced by the amount of any actual or deemed distributions made to such Limited Partner during such year. A reduction in a Limited Partner's allocable share of Partnership liabilities that were included in such Limited Partner's adjusted basis in its Units (e.g., as a result of the repayment of a nonrecourse mortgage secured by a Partnership property) is treated as a deemed distribution of cash for this purpose.

    GAIN OR LOSS ON SALE OF PARTNERSHIP PROPERTY

         The Partnership will separately recognize gain or loss for federal income tax purposes with respect to the sale of each Partnership asset (Pinecliff consists of multiple assets for federal income tax purposes). The Partnership will recognize a gain for tax purposes with respect to the sale of an asset if the amount realized for such asset (i.e., the cash proceeds and other consideration, if any, received reduced by the expenses of sale) exceeds the Partnership's adjusted basis for such asset. The Partnership will recognize a loss with respect to the sale of an asset if the Partnership's adjusted basis for such asset exceeds the amount realized by the Partnership for such asset. Overall, the Partnership expects to realize a gain of approximately $559,761, of which approximately $539,760 or $16.65 per Unit (assuming the Amendment is not approved by the Limited Partners), will be allocated to the Limited Partners, in connection with the sale of Pinecliff pursuant to the Purchase Agreement. Approximately $431,992, or $13.32 per Unit, will be allocated to the Limited Partners if the Amendment is approved.

         Under Section 702(a)(3) of the Code, the Partnership is required to separately state, and each Partner is required to account separately for, such Partner's distributive share of any Section 1245 gain (depreciation recapture),
Section 1231 gain or loss and net taxable income or loss from Partnership operations for any taxable year in which Partnership property is sold. Section 1231 gain or loss is gain or loss (apart from depreciation recapture, if any) resulting from the sale or exchange of "Section 1231 property," which is defined generally as depreciable property used in the trade or business and held for more than one year and real property used in the trade or business and held for more than one year which is not inventory or other property held for sale to customers in the ordinary course of the trade or business.

         Except for gain attributable to depreciation recapture under Section 1245 of the Code, any gain or loss on the sale of Partnership assets is expected to be Section 1231 gain or loss. To the extent that for any taxable year Section 1231 loss exceeds Section 1231 gain, such net Section 1231 loss will be treated as an ordinary loss, subject to any applicable passive activity loss limitations under Code Section 465. Passive activity losses generally can only offset passive activity income; however, upon completion of the liquidation of the Partnership, a Limited Partner's share of passive activity losses of the Partnership, including suspended passive activity losses, may be utilized in the taxable year in which such liquidation occurs to offset non-passive income from other sources. To the extent that for any taxable year Section 1231 gain exceeds
Section 1231 loss, such net Section 1231 gain will be treated as long-term capital gain. However, Section 1231 gain will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

         A Limited Partner will also realize gain or loss on the final liquidation of the Partnership pursuant to the Dissolution to the extent that the amount of any actual or deemed distribution to such Limited Partner differs from such Limited Partner's adjusted basis for its Units. Any such loss (or gain) will be long-term or short-term capital loss (or gain), depending on the holding period of its Units. It is anticipated that a Limited Partner who acquired its Units in the public offering will realize a capital loss of approximately $74.17 per Unit in connection with the liquidation of the Partnership.

    CAPITAL GAINS AND LOSSES

         Individuals, trusts and estates are generally subject to tax on net long-term capital gain with respect to property held for more than 18 months at a maximum rate of 20% (28% in the case of property held for more than one year but not more than 18 months), except that long-term capital gain from the sale of real property that would otherwise qualify for the 20% maximum rate will instead be subject to a 25% maximum rate to the extent of prior depreciation deductions allowed with respect to such real property. Capital losses generally may be utilized in any taxable year only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Unused capital losses may be carried forward and utilized in subsequent years subject to the same limitations.

         THE FOREGOING IS A SUMMARY ONLY, AND SPECIAL CONSIDERATIONS MAY BE APPLICABLE TO PARTICULAR TYPES OF LIMITED PARTNERS. EACH LIMITED PARTNER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE DISSOLUTION, UNDER THE FEDERAL INCOME TAX LAWS, AS WELL APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS NOT DISCUSSED HEREIN.

                       DESCRIPTION OF PROPOSED AMENDMENT

         The General Partners are proposing an amendment to Section 16.b. of the Partnership's Partnership Agreement to eliminate the General Partners' obligation, under certain circumstances, to contribute additional capital to the Partnership upon its liquidation. Section 16.b. of the Partnership Agreement as currently in effect, marked to show the proposed Amendment, is set forth in its entirety on Exhibit B attached to this Consent Solicitation.

         Section 16.b provides generally that each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its capital contribution and that no Partner has any recourse therefor against any other Partner. Notwithstanding the foregoing, Section 16.b. provides that upon dissolution and termination of the Partnership the General Partners shall contribute to the Partnership the least of three amounts as set forth therein. Assuming the Limited Partners consent to the Dissolution proposed herein, and that Pinecliff is sold pursuant to the Purchase Agreement, under current Section 16.b. the General Partners would be obligated to contribute to the Partnership an additional approximately $107,474, which amount is equal to the negative balances in the General Partners' capital accounts. If contributed, the amount available as Dissolution Proceeds would be increased by such amount, or $3.33 per Unit.

         At the time the Partnership Agreement was drafted, counsel to the Partnership was seeking to comply with complicated and technical rules under proposed Treasury Regulations for partnership allocations, which were significantly modified in the final Treasury Regulations adopted after the formation of the Partnership. It was neither anticipated nor intended that the application of the allocation and distribution provisions of the Partnership Agreement would result in a negative balance in the General Partners' capital accounts. The implementation of Section 16.b. is extremely onerous to the General Partners given the fact that they will receive no distribution or compensation of any kind in connection with the sale of Pinecliff or the liquidation of the Partnership nor did they receive any distribution or compensation of any kind in connection with the Partnership's sales in 1997 of Villas Antigua and Villas Sin Vacas. Moreover, the General Partners have devoted considerable time and effort to devising and implementing the Partnership's disposition strategy, including negotiating what the General Partners believe to be a very favorable and below market real estate brokerage commission to the Unaffiliated Broker. In view of the foregoing, and the General Partners' considerable efforts through 15 years of Partnership operations, the General Partners believe that it is fair to request that the Limited Partners release them from the additional capital contribution obligation by consenting to the Amendment. Amending Section 16.b. of the Partnership Agreement as proposed would make the Partnership Agreement consistent with the partnership agreements of the other public partnerships of which the General Partners are general partners. THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE AMENDMENT.

                    CONSENT REQUIREMENTS AND WRITTEN CONSENTS

RECORD DATE


         The General Partners have fixed 5:00 P.M. Central Time on March 12, 1998, as the record date (the "Record Date") for determining the Limited Partners entitled to notice of and to act on the Proposals. As of the close of business on the Record Date, the General Partners anticipate that there will be approximately 1,900 Limited Partners of record.

COMPLETION OF CONSENTS; DEADLINE FOR CONSENTING

         A form of written consent (the "Consent") accompanies this Consent Solicitation. EACH LIMITED PARTNER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE CONSENT BY NOT LATER THAN APRIL 15, 1998 (THE "CONSENT DEADLINE"). This date may be extended from time to time by the General Partners in its discretion until not later than June 1, 1998, subject to applicable requirements to update this Consent Solicitation.

         A postage-paid, pre-addressed envelope has been provided for the Limited Partners' convenience in returning Consents. Completed Consents should be returned as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. Limited Partners may also return their Consents to GP L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171; Attention: Cluster Housing Properties. Consents may be marked either "FOR," "AGAINST," or "ABSTAIN" with respect to each Proposal. If a

Limited Partner fails to return a Consent, or returns a Consent marked "ABSTAIN" as to either Proposal, it will have the same effect as a disapproval of the Proposal. If a Consent is returned signed, but not marked "AGAINST" or "ABSTAIN," the Limited Partner will be deemed to have consented to the Proposals. THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION AND THE AMENDMENT.

APPROVAL OF PROPOSALS

         Each Proposal will be approved if consented to by the Consent Deadline by a majority in interest of the Limited Partners as determined based upon the total number of Units outstanding. Each Unit is entitled to one vote. Accordingly, each Proposal requires the approval of Limited Partners holding of record not less than 16,211 of the total 32,421 Units outstanding.

REVOCATION OF CONSENTS

         A Consent may be revoked by a Limited Partner by delivery to the General Partners of a subsequent writing revoking the Consent. The writing must bear a later date than the previously executed Consent and must be signed by the Limited Partner. To be effective, any such revocation of a Consent with respect to a Proposal must be received by Gemisys Corporation or the General Partners, as described above, on or before the Consent Deadline or such earlier date as of which such Proposal shall have been consented to by the requisite number of Limited Partners.

EXPENSES OF SOLICITATION

         The Partnership will bear all expenses of the solicitation of Consents, whether or not the Proposals, or either of them, is approved. After this Consent Solicitation is mailed to the Limited Partners, Consents may be solicited by means of the mails, facsimile transmissions, telephone or telegraph by the General Partners and their respective regular employees and affiliates, none of whom will receive any special or additional compensation for their services. The Partnership has retained Gemisys Corporation, an independent firm, to aid in the solicitation of Consents. The cost to the Partnership of doing so is currently estimated to be $3,000. The Partnership will also be required to reimburse Gemisys Corporation for its mailing services, postage, printing and similar pass-through costs.

         The General Partners will request brokers, nominees and other fiduciaries and custodians who hold Units in their names to furnish this Consent Solicitation and any accompanying materials to the beneficial owners of such Units.

         IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT PRIOR TO THE CONSENT DEADLINE.

               INTEREST OF THE GENERAL PARTNERS IN THE PROPOSALS

         Neither the General Partners nor any affiliate of a General Partner will be entitled to receive any distribution, real estate brokerage or other fee or compensation upon disposition of the Partnership's properties.

         If approved, the Amendment would eliminate the General Partners' obligation to contribute capital to the Partnership upon its liquidation.

                         POTENTIAL CONFLICTS OF INTEREST

         The General Partners believe that neither they nor any of their affiliates have any conflict of interest with the Limited Partners regarding the recommendation to approve the Dissolution. In fact, if the Dissolution is not approved, the General Partners would continue to receive 5% of all distributions of net cash from operations and the General Partners' property management affiliate would be entitled to continue to earn property management fees for its services in managing Pinecliff.

         The General Partners have a direct conflict of interest with the Limited Partners regarding the recommendation to approve the Amendment. The Amendment would have the effect of eliminating the General Partners' obligation to contribute funds to the Partnership which, if contributed, would be available for distribution to the Limited Partners.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         According to information available from the Partnership's transfer agent and public records, as of the date of the Record Date, no person or entity owned beneficially 5% or more of the outstanding Units. The Partnership has not issued any options, warrants or other rights to purchase securities of the Partnership, nor has either General Partner loaned money to the Partnership.

         As of the Record Date, neither of the General Partners nor any director or officer of L'Auberge owned beneficially any Units.

                                   MANAGEMENT

         The Partnership is a limited partnership and, as such, has no executive officers or directors. The General Partners of the Partnership are Stephen B, Boyle and GP L'Auberge Communities, L.P., a California limited partnership, of which L'Auberge Communities Inc. (formerly known as Berry and Boyle Inc.) ("L'Auberge") is the general partner.

STEPHEN B. BOYLE

         Stephen B. Boyle, age 57, is President, Executive Officer and Director of L'Auberge and a general partner and co-founder of LP L'Auberge Communities, a California limited partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

GP L'AUBERGE COMMUNITIES, L.P.

         GP L'Auberge Communities, L.P. was formed in 1983 for the purpose of acting as a general partner in partnerships formed to invest directly or indirectly in real property. L'Auberge is the sole general partner of GP L'Auberge Communities, L.P. The following sets forth certain biographical information with respect to the executive officers and directors of L'Auberge other than Stephen B. Boyle who is discussed above. There are no familial relationships between or among any officer or director and any other officer or director.

          Name                              Position
     -----------------     -----------------------------------------------------
     Stephen B. Boyle      President, Executive Officer and Director
     Earl C. Robertson     Executive Vice President and Chief Financial Officer
     Donna Popke           Vice President and Secretary

         Earl C. Robertson, age 50, has been Executive Vice President of L'Auberge since April 1995 and its Chief Financial Officer since May 1996. Mr. Robertson joined L'Auberge in April 1995 as Executive Vice President. Prior to joining L'Auberge, Mr. Robertson had over 20 years experience as a senior development officer, partner and consultant in several prominent real estate development companies, including Potomac Investment Associates, a developer of planned golf course communities nationwide, where he was employed from 1989 to June 1993. He also served as a consultant to Potomac Sports Properties from July 1993 to April 1995. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle.

         Donna Popke, age 37, has been Vice President of L'Auberge since November 1995. Ms. Popke joined L'Auberge in June 1994 as Accounting Manager. Prior to joining L'Auberge, Ms. Popke was Accounting Manager for David R. Sellon & Company, a Colorado Springs land development company, from August 1989 to June 1994 and for Intermec of the Rockies from September 1985 to July 1989.

                 TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

         The General Partners know of no termination or change-in-control arrangement affecting the Partnership, except as contemplated by the Partnership Agreement. The Partnership Agreement provides generally that the bankruptcy or dissolution of a General Partner will cause a dissolution of the Partnership unless there is a remaining general partner that elects to continue the business of the Partnership. In the event there is no remaining general partner, the Partnership may nonetheless be continued by vote of a majority in interest of the Limited Partners. The Partnership Agreement also permits the General Partners to withdraw from the Partnership subject to certain conditions. In such event, the withdrawing General Partner is obligated to resell its interest in the Partnership to the Partnership.

                             ADDITIONAL INFORMATION

         This Consent Solicitation is accompanied by copies of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Consent Solicitation, but are available without charge to any person entitled to receive this Consent Solicitation, upon written request, from the General Partners, 5110 Langdale Way, Colorado Springs, Colorado 80906,
Attention: Cluster Housing Properties. A requested exhibit will be furnished by first-class mail, or other equally prompt means, within one business day of such request.

                                               GP L'AUBERGE COMMUNITIES, L.P.,
                                               General Partner

                                               By:   L'Auberge Communities Inc.,
                                                     its General Partner


STEPHEN B. BOYLE,                              By: Stephen B. Boyle,
General Partner                                    President

                                    EXHIBIT A


                        DISTRIBUTIONS TO LIMITED PARTNERS

         Following is a summary of distributions to the Limited Partners for the periods shown:



                                        Per $500 Unit                                 Aggregate Amount
                        ---------------------------------------------    --------------------------------------
                                             From         Return of                       From        Return of
                            From           Property      Unexpended         From        Property     Unexpended
Quarter Ended           Operations (1)      Sales           Funds        Operations       Sales         Funds
-------------           --------------   -----------   --------------    ----------    -----------   ----------
March 31, 1995              $3.75                                        $ 121,579
June 30, 1995               $3.75                                        $ 121,579
September 30, 1995          $3.75                                        $ 121,579
December 31, 1995           $3.00                                        $  97,263

March 31, 1996              $3.00                                        $  97,263
June 30, 1996               $3.00                                        $  97,263
September 30, 1996          $3.00                                        $  97,263
December 31, 1996           $3.00                                        $  97,263

March 31, 1997              $3.00                                        $  97,263
June 30, 1997               $3.00                                        $  97,263
September 30, 1997
December 31, 1997                           $165.00                                    $5,349,465

Since Inception            $151.10          $165.00      $  53.40        $4,780,603    $5,349,465    $1,731,281

----------
(1) The amounts set forth above representing Per $500 Unit distributions From Operations may vary slightly among Limited Partners depending on a Limited Partner's date of admission to the Partnership. Operating distributions for the first four quarters following the initial admission of Limited Partners were prorated based on a Limited Partner's date of admission to the Partnership. The amount set forth for the calculation of total Per $500 Unit distributions From Operations since inception is based on average distributions for those first four quarters.

                                   EXHIBIT B


                               PROPOSED AMENDMENT
                 TO SECTION 16.b. OF THE PARTNERSHIP AGREEMENT

        Set forth below is the language of Section 16.b. of the Partnership's Agreement as currently in effect. The proposed Amendment, if it is approved by the Limited Partners as described in the Consent Solicitation, would result in the deletion of the italicized text, commencing on line four below.

        b. Capital Contribution Upon Dissolution - Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto, and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner or any Limited Partner; PROVIDED, HOWEVER, THAT UPON DISSOLUTION AND TERMINATION OF THE PARTNERSHIP THE GENERAL PARTNER SHALL CONTRIBUTE TO THE CAPITAL OF THE PARTNERSHIP AN AMOUNT EQUAL TO THE LEAST OF (i) THE NEGATIVE BALANCE IN THE GENERAL PARTNERS' CAPITAL ACCOUNTS, (ii) THE EXCESS, IF ANY, OF THE SUM OF (a) THE LIMITED PARTNERS' CAPITAL CONTRIBUTIONS AND (b) AN AMOUNT EQUAL TO THE GREATER OF (1) AN 8% CUMULATIVE ANNUAL RETURN WITH RESPECT TO
EACH LIMITED PARTNER'S ADJUSTED CAPITAL VALUE (12% WITH RESPECT TO EARLY INVESTORS), CALCULATED COMMENCING WITH THE FIRST ANNIVERSARY DATE OF THE LAST ADDITIONAL CLOSING DATE AND REDUCED BY ANY NET CASH FROM OPERATIONS DISTRIBUTED TO SUCH LIMITED PARTNER, OR (2) A 6% CUMULATIVE ANNUAL RETURN WITH RESPECT TO EACH LIMITED PARTNER'S ADJUSTED CAPITAL VALUE CALCULATED FROM THE DATE OF HIS ADMISSION TO THE PARTNERSHIP AND REDUCED BY ANY NET CASH FROM OPERATIONS DISTRIBUTED TO SUCH LIMITED PARTNER, OVER THE AGGREGATE DISTRIBUTIONS TO THE LIMITED PARTNERS OF NET PROCEEDS FROM SALE OR REFINANCING, OR (iii) THE AGGREGATE CASH DISTRIBUTIONS TO THE GENERAL PARTNERS.

                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                  FORM 10-K

         [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the Fiscal Year Ended December 31, 1996

                                     OR

           [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

        For the transition period from __________________ to ________________

                      Commission File No. 0-13556

                        Cluster Housing Properties
                  (A California Limited Partnership)

              (Exact name of registrant as specified in its charter)

                         California                     04-2817478

             (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)      Identification No.)


                  5110 Langdale Way, Colorado Springs CO 80906

               (Address of principal executive offices) (Zip Code)

                                 (719) 527-0544
              (Registrant's telephone number, including area code)

        Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Units of Limited Partnership Interests

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Aggregate market value of voting securities held by non-affiliates: Not applicable, since securities are not actively traded on any exchange.

Documents incorporated by reference:  None

The Exhibit Index is located on page ______

                                     PART I

ITEM 1.   BUSINESS

This form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

Cluster Housing Properties (the "Partnership"), formerly Berry and Boyle Cluster Housing Properties, is a California limited partnership formed on August 8, 1983. The General Partners are Stephen B. Boyle and GP L'Auberge Communities, L.P., a California limited partnership, formerly Berry and Boyle Management.

The primary business of the Partnership is to operate and ultimately dispose of a diversified portfolio of income-producing residential real properties through its joint venture interest in such properties. Descriptions of such properties are included below in "Item 2. Properties" as well as in note 5 of the Notes to the Consolidated Financial Statements included in this report and incorporated herein by reference thereto.

On October 25, 1985, the Partnership acquired a majority joint venture interest in the Sin Vacas Joint Venture, which owns and operates a 72-unit multifamily rental property located in Tucson, Arizona. The Partnership contributed $2,520,954 to the Sin Vacas Joint Venture which was used to repay a portion of the construction loan on the property. The balance of the construction loan was repaid through the proceeds of a $2,575,000 permanent loan from a third party lender. In accordance with the terms of the Partnership Agreement, the Partnership paid an acquisition fee of $250,000 to GP L'Auberge Communities, L.P. for its services in structuring and negotiating the acquisition. The Partnership also incurred acquisition expenses relating to the acquisition which totaled $168,686.

On June 11, 1987, the Partnership acquired a majority joint venture interest in the Villa Antigua Joint Venture which owns and operates an 88-unit multifamily rental property located in Scottsdale, Arizona. The Partnership contributed $2,494,677 to the Villa Antigua Joint Venture which was used to repay a portion of the construction loan on the property. The balance of the construction loan was repaid through the proceeds of a $3,200,000 permanent loan from a third party lender. In accordance with the terms of the Partnership Agreement, the Partnership paid an acquisition fee of $350,000 to GP L'Auberge Communities, L.P. for its services in structuring and negotiating the acquisition. The Partnership also incurred acquisition expenses relating to the acquisition which totaled $31,729.

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI"), a Phoenix based residential development, construction and management firm and the developer of the Villas at Sin Vacas and Villa Antigua properties, which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the properties. In consideration of a payment by the Partnership to EWI of $73,775 and delivery of certain mutual releases, EWI (i) relinquished its contract to manage Sin Vacas and Villa Antigua and its option to exercise its rights of first refusal with regard to the sale of those properties and (ii) assigned all of its interest in the Sin Vacas Joint Venture and the Villa Antigua Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the Sin Vacas Joint Venture and the Villa Antigua Joint Venture. EWI may still share in the cash flow distributions or proceeds from sale of the properties if certain performance levels are met.

On July 16, 1986, the Partnership assigned its right to acquire a property known as L'Auberge Pinecliff ("Pinecliff"), formerly Autumn Ridge, a 96-unit multifamily rental property located in Colorado Springs, Colorado to a Colorado joint venture (the Autumn Ridge Joint Venture) which acquired the property for a purchase price of $7,320,760. The Partnership simultaneously contributed to the Autumn Ridge Joint Venture an amount equal to the total purchase price less the proceeds of a $3,300,000 permanent loan. In accordance with the terms of the Partnership Agreement, the Partnership paid an acquisition fee of $400,000 to GP L'Auberge Communities, L.P. for its services in structuring and negotiating this acquisition. The Partnership also incurred acquisition expenses relating to the acquisition which totaled $97,475.

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm and developer of the property known as L'Auberge Pinecliff, which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership to Highland totaling $7,718, and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Pinecliff Joint Venture to the Partnership, (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Pinecliff Joint Venture. Highland may still share in the cash flow distributions or proceeds from sale of the properties if certain performance levels are met.

The Partnership expects to sell the properties at some future time, taking into consideration such factors as the price to be realized, the possible risks of continued ownership and the anticipated advantages to be gained for the partners. Proceeds from the sale, financing or refinancing of the properties will not be reinvested by the Partnership or its joint ventures, but will be distributed to the partners, so that the Partnership will, in effect, be self-liquidating. Under the terms of the various termination agreements, the Partnership has control over the decision to sell any property.

The success of the Partnership will depend upon factors which are difficult to predict and many of which are beyond the control of the Partnership. Such factors include, among others, general economic and real estate market conditions, both on a national basis and in those areas where the Partnership's investments are located, competitive factors, the availability and cost of borrowed funds, real estate tax rates, federal and state income tax laws, operating expenses (including maintenance and insurance), energy costs, government regulations, and potential liability under and changes in environmental and other laws, as well as the successful management of the properties.

On-site management of all of the Partnership's properties, Villas at Sin Vacas, Villa Antigua, and Pinecliff, is currently conducted by an affiliate of the General Partners. The terms of such property management services between the Partnership and property managers are embodied in a written management agreement with respect to each property. The property manager in each case receives management fees which are competitive with those obtainable in arm's-length negotiations with independent parties providing comparable services in the localities in which the properties are located. These fees do not exceed 4% of the gross revenues from each property plus reimbursement for allocable expenses.

It is the responsibility of the General Partners to select or approve property managers and to supervise their performance. Property managers are responsible for on-site operations and maintenance, generation and collection of rental income and payment of operating expenses.

The difference between rental income and expenses related to operations, including items such as local taxes and assessments, utilities, insurance premiums, maintenance, repairs and improvements (and reserves therefor), bookkeeping and payroll expenses, legal and accounting fees, property management fees and other expenses incurred, constitute the properties' operating cash flow. The Partnership's administrative expenses are paid out of the Partnership's share of such cash flow from the various properties and from interest income which the Partnership earns on its short-term investments.

The Partnership's investments in real estate are also subject to certain additional risks including, but not limited to, (i) competition from existing and future projects held by other owners in the areas of the Partnership's properties, (ii) possible reduction in rental income due to an inability to maintain high occupancy levels, (iii) adverse changes in mortgage interest rates, (iv) possible adverse changes in general economic conditions and adverse local conditions, such as competitive overbuilding, or a decrease in employment or adverse changes in real estate zoning laws, (v) the possible future adoption of rent control legislation which would not permit the full amount of increased costs to be passed on to tenants in the form of rent increases, and (vi) other circumstances over which the Partnership may have little or no control.

The Partnership's investments are subject to competition in the rental, lease and sale of similar types of properties in the localities in which the Partnership's real property investments are located. Furthermore, the General Partners of the Partnership are affiliated with other partnerships owning similar properties in the vicinity in which the Partnership's properties are located. In addition, other limited partnerships may be formed by affiliates of the General Partners which will compete with the Partnership.

The Partnership considers itself to be engaged in only one industry segment, real estate investment.

ITEM 2.   PROPERTIES

The Partnership owns and operates three properties: (1) Villas at Sin Vacas, a 72-unit multifamily rental property in Tucson, Arizona, subject to first mortgage financing in the original principal amount of $2,575,000; (2) L'Auberge Pinecliff, a 96-unit multifamily rental property in Colorado Springs, Colorado, subject to first mortgage financing in the original principal amount of $3,300,000; and, (3) Villa Antigua, an 88-unit multifamily rental property in Scottsdale, Arizona, subject to first mortgage financing in the original principal amount of $3,200,000. The ownership was formerly structured as Joint Ventures of which the Partnership owned a majority interest. With regard to the termination of the Joint Ventures, see Note 5 of Notes to Consolidated Financial Statements.

Villas at Sin Vacas

As of February 28, 1997, the property was 91% occupied, compared to 86% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

                                                 Market Rents
                                                 December 31,
Unit
                                                1996       1995
 ---------                                      ----       ----
One bedroom one bath                             $835       $835
Two bedroom two bath                            1,050      1,050
Three bedroom two bath                          1,200      1,200

Pinecliff

As of February 28, 1997, the property was 86% occupied, compared to 95% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

                                                      Market Rents
                                                      December 31,
Unit Type                                            1996       1995
---------                                            ----       ----

One bedroom one bath                                 $921       $898
Two bedroom two bath                                1,125      1,102

Villa Antigua

As of February 28, 1997, the property was 94% occupied, compared to 99% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

                                  Market Rents
                                  December 31,
 Unit Type                                               1996       1995
 ---------                                               ----       ----
 One bedroom one bath                                    $843       $760
 Two bedroom two bath                                   1,080      1,028
 Three bedroom two bath                                 1,130      1,090


ITEM 3.   LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Partnership or of which any of the properties is the subject.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of 1996.

                                     PART II

ITEM 5.   MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
          SHAREHOLDER MATTERS

The transfer of Units is subject to certain limitations contained in the Partnership Agreement. There is no public market for the Units and it is not anticipated that any such public market will develop.

The number of holders of Units as of December 31, 1996 was 1,967.

Distributions are made to the Partners on a quarterly basis based upon Net Cash from Operations, as calculated under Section 10 of the Partnership Agreement. Total cash distributions to the Limited Partners for 1996 and 1995 were paid as follows:

                     Date of
Quarter Ended        Payment                                  Amount
-------------       ------                                     ------
March 31, 1995       May 15, 1995                          $  121,579
June 30, 1995        August 15, 1995                       $  121,579
September 30, 1995   November 15, 1995                     $  121,579
December 31, 1995    February 15, 1996                     $   97,263
March 31, 1996       May 15, 1996                          $   97,263
June 30, 1996        August 15, 1996                       $   97,263
September 30, 1996   December 11, 1996                     $   97,263
December 31, 1996    February 28, 1997                     $   97,263


ITEM 6.   SELECTED FINANCIAL DATA

The following selected financial data of the Partnership and consolidated subsidiaries has been derived from consolidated financial statement audited by Coopers & Lybrand, L.L.P., whose reports for the periods ended December 31, 1996, 1995 and 1994 are included elsewhere in the Form 10K and should be read in conjunction with the full consolidated financial statements of the Partnership including the Notes thereto.

                                                                                  Year Ended
                                              12/31/96          12/31/95         12/31/94          12/31/93        12/31/92

Rental income                              $  2,615,350       $ 2,725,119       $ 2,572,947       $ 2,391,911      $ 2,204,133
Net income (loss)                          ($   167,778)      $   309,115       $   260,976       $   141,982     ($   142,622)

Net income (loss) allocated to Partners:
   Limited Partners - Per Unit
      Aggregate 32,421 Units               ($      5.12)      $      9.06       $      7.65       $      4.16     ($      4.36)
   General Partners                        ($     1,678)      $    15,456       $    13,049       $     7,099     ($     1,426)

Cash distributions to Partners:
   Limited Partners:
      Weighted average per Unit             $     12.00       $     15.50       $     17.75       $      9.50      $      3.00
   General Partners                         $    20,476       $    26,449       $    30,288       $    16,211      $     5,119

Total assets                                $15,644,667       $16,274,801       $16,587,271       $17,032,336      $17,327,814
Long term obligations                       $ 8,559,930       $ 8,695,278       $ 8,818,891       $ 8,931,713      $ 9,034,755

Long term obligations become due in 1997. The Partnership intends to refinance these notes prior to the due date, although there can be no assurance that the Partnership will be able to do so. See Note 6 of Notes to Consolidated
 Financial Statements.

ITEM 7.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements including those concerning Management's expectations regarding future financial performance and future events. These forward-looking statements involve significant risk and uncertainties, including those described herein. Actual results may differ materially from those anticipated by such forward-looking statements.

Liquidity; Capital Resources

In connection with its capitalization, the Partnership admitted investors who purchased a total of 32,421 Units aggregating $16,210,500. These offering proceeds, net of organizational and offering costs of $2,431,575, provided $13,778,925 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership expended $10,410,263 to (i) acquire its joint venture interests in the Sin Vacas Joint Venture, the Villa Antigua Joint Venture, and the Autumn Ridge Joint Venture, (ii) to pay acquisition expenses, including acquisition fees to one of the General Partners, and (iii) to pay certain costs associated with the refinancing of the Pinecliff permanent loan. The Partnership distributed $1,731,681 to the Limited Partners as a return of capital resulting from construction cost savings with respect to the Sin Vacas, Pinecliff and Villa Antigua projects and other excess offering proceeds. The remaining net proceeds of $1,636,981 were used to establish initial working capital reserves. These reserves have been used periodically to enable the Partnership to meet its various financial obligations including contributions to the various Joint Ventures that may be required. Cumulatively through December 31, 1996, $368,990 was contributed to the Joint Ventures for this purpose.

In addition to the proceeds generated from the public offering, the Partnership utilized external sources of financing at the joint venture level to purchase properties. The Partnership Agreement limits the aggregate mortgage indebtedness which may be incurred in connection with the acquisition of Partnership properties to 80% of the purchase price of such properties.

The Partnership's future ability to generate cash adequate to meet its needs is dependent primarily on the successful operations of its real estate investments. Such ability is also dependent upon the future availability of bank borrowings, and upon the future refinancing or sale of the Partnership's real estate investments and the collection of any mortgage receivable which may result from such sales. These sources of liquidity will be used by the Partnership for payment of expenses related to real estate operations, debt service and professional and management fees and expenses. Net Cash From Operations and Net Proceeds, if any, as defined in the Partnership Agreement, will then be available for distribution to the Partners in accordance with Section 10 of the Partnership Agreement. The General Partners believe that the current working capital reserves together with projected cash flows for 1997 are adequate to meet the Partnership's operating cash needs in the coming year. With regard to certain balloon payments on existing first mortgage debt on the Partnership's properties, the General partners do not anticipate sufficient cash flow from operations to retire these mortgage notes. As these mortgage notes payable are due in fiscal 1997, the Partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis, although there can be no assurance that the Partnership will be able to do so. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

The working capital reserves of the Partnership consist of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various Joint Ventures. In 1996, the aggregate net decrease in working capital reserves was $481,980. This decrease resulted primarily from cash provided by operations of $349,757 offset by $281,346 of fixed asset additions, distributions to partners of $389,052 and $135,348 of principal payments on mortgage notes payable.

In 1995, the aggregate net decrease in working capital reserves was $41,502. This decrease resulted primarily from cash provided by operations of $758,756 offset by $148,127 of fixed asset additions, distributions to partners of $528,974 and $123,613 of principal payments on mortgage notes payable.
Results of Operations

For the year ended December 31, 1996, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, L'Auberge Pinecliff (formerly Autumn Ridge) and Villa Antigua properties, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                       Sin            L'Auberge           Villa          Investment       Consolidated
                                      Vacas           Pinecliff          Antigua           Total              Total


Total revenue                     $   694,550        $ 1,022,283       $   901,463       $    53,445        $ 2,671,741

Expenses:
  General and administrative            1,686               --                 259           381,328            383,273
  Operations                          410,622            437,646           363,192            26,368          1,237,828
  Depreciation and                    126,677            181,804           122,636              --              431,117
amortization
  Interest                            223,411            286,313           277,577              --              787,301
                                  -----------        -----------       -----------
                                                                                         -----------        -----------
                                      762,396            905,763           763,664           407,696          2,839,519
                                  -----------        -----------       -----------
                                                                                         ===========        ===========
Net income (loss)                 ($   67,846)       $   116,520       $   137,799       ($  354,251)       ($  167,778)
                                  ===========        ===========       ===========       ===========        ===========

For the year ended December 31, 1995, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Autumn Ridge and Villa Antigua Joint Ventures, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                           Sin           L'Auberge           Villa          Investment       Consolidated
                                          Vacas          Pinecliff          Antigua           Total              Total

Total revenue                         $   755,680       $ 1,041,402       $   930,236       $    81,023        $ 2,808,341

Expenses:
  General and administrative                7,200             7,244             7,200           183,245            204,889
  Operations                              353,533           420,726           310,611              --            1,084,870
  Depreciation and                        118,909           173,174           118,217              --              410,300
amortization
  Interest                                226,761           290,606           281,800              --              799,167
                                      -----------       -----------       -----------
                                                                                            -----------        -----------
                                          706,403           891,750           717,828           183,245          2,499,226
                                      -----------        -----------       -----------
                                                                                            ===========        ===========
Net income (loss)                     $    49,277       $   149,652       $   212,408       ($  102,222)       $   309,115
                                      ===========       ===========       ===========       ===========        ===========

For the year ended December 31, 1994, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Autumn Ridge and Villa Antigua Joint Ventures, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                          Sin              Autumn            Villa         Investment        Consolidated
                                         Vacas             Ridge            Antigua           Total             Total

Total revenue                        $   757,490       $   979,216       $   838,362       $    56,007        $ 2,631,075

Expenses:
  General and administrative               7,494             7,793             7,862           143,532            166,681
  Operations                             339,483           353,665           298,421              --              991,569
  Depreciation and                       115,612           169,787           116,476              --              401,875
amortization
  Interest                               229,820           294,553           285,601              --              809,974
                                     -----------       -----------       -----------       -----------        -----------
                                         692,409           825,798           708,360           143,532          2,370,099
                                                       -----------       -----------       -----------        -----------
Net income                           $    65,081       $   153,418       $   130,002       ($   87,525)       $   260,976
(Loss)
                                     ===========       ===========       ===========       ===========        ===========

Comparison of 1996 and 1995 Operating Results:

In accordance with its dispositions strategy, (see "Projected 1997 Operating Results" below). the Partnership incurred one time costs associated with the Evans Withycombe termination ($73,775), the Highland termination (($7,718) and their related legal costs. (Refer to Note 5 of the Consolidated Financial Statements.) In additions, the Partnership incurred one-time costs associated with its property interior and exterior refurbishment program, the change in on-site management following the Evans Withycombe termination, the outsourcing of much of the Partnership's administration work to an administrative agent and the relocation of the remaining administration, financial and investor services functions to a more cost efficient location in Colorado Springs, Colorado. Consequently, competitive pressures and disposition-related activities led to rental operating expenses (including advertising, promotion, apartment locator and concession costs) to increase by $152,958 or 14% over the prior year and total general and administrative expenses of the Partnership increased $178,384 (87%) over the prior year. Fixed asset purchases increased $281,346 from $141,735 in the prior year and consisted of such items as carpet, appliances, equipment for fitness and business centers facilities, and remodeling features. As a result of the factors described above, distributions to partners decreased $119,446, or 23%, from $528,974 in 1995 to $409,528 in 1996.

Comparison of 1995 and 1994 Operating Results:

Total revenue increased $177,266, or 7% over the prior year, due to increased rental income of $152,172 or 6%, primarily as a result of rental rate increases at the Partnership's properties. Interest income increased $25,094 or 43% in 1995, as a result of higher interest rates earned on money market accounts and short-term investments. Rental operating expenses increased $93,301 or 9% over the prior year primarily as a result of increases in maintenance and advertising costs. General and administrative expenses increased $38,208 or 23%, due primarily to increased salary expense allocations and legal costs and printing and mailing costs associated with the voluntary withdrawal of a general partner of the Partnership. Fixed asset purchases increased $141,735 from $6,392 in the prior year to $148,127 and included such items as carpet, floor tile and other replacements and exterior painting of Sin Vacas. As a result of the factors described above, distributions to partners decreased $76,788, or 13%, from $605,762 in 1994 to $528,974 in 1995

Projected 1997 Operating Results:

While there can be no assurance that the Partnership will dispose of any or all of its properties in 1997, on March 25, 1997, the Partnership entered into letters of intent to sell Villas Sin Vacas in Tucson, Arizona, and Villa Antigua, Phase I, in Scottsdale, Arizona, to an unaffiliated purchaser. The purchase price for Villas Sin Vacas would be $5,040,000 and the purchase price for Villa Antigua, Phase I, would be $9,230,000. Each letter of intent is subject to completion of customary due diligence to the satisfaction of the purchaser, the purchaser obtaining a financing commitment for the purchase of the property on commercially reasonable terms and conditions, the negotiation and execution of a definitive purchase agreement, and certain other conditions. Accordingly, there can be no assurance that the sale of such properties will be consummated in accordance with the terms of the letters of intent or at all. As a result of the foregoing, operating results of the Partnership may vary significantly during 1997.

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Appendix A to this Report.

ITEM 9.   DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III


ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Partnership has no directors or executive officers. Information as to the individual general partners of the Partnership and directors and executive officers of L'Auberge Communities, Inc. (formerly Berry and Boyle Inc.), the general partner of GP L'Auberge Communities, L.P., is set forth below.

Individual General Partners

Stephen B. Boyle, age 56, is President, Executive Officer and Director of L'Auberge Communities, Inc. and a general partner and co-founder of LP L'Auberge Communities, a California Limited Partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

In September 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership.

GP L'Auberge Communities, L.P.

Information as to the directors and executive officers of L'Auberge Communities, Inc., a general partner of GP L'Auberge Communities, L.P., which is a general partner of the Partnership, and its affiliates, is set forth below. There are no familial relationships between or among any officer and any other officer or director.

Name                                                         Position

Stephen B. Boyle                    See above

Earl C. Robertson                   Executive Vice President and Chief
                                      Financial Officer

Donna Popke                         Vice President and Secretary

Earl C. Robertson, age 48, has been a senior development officer, partner and consultant in several prominent real estate development companies for over twenty years, including Potomac Investment Associates, developers of planned golf course communities nationwide. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle. He joined L'Auberge Communities, Inc. in June 1995.

Donna Popke, age 37, joined L'Auberge Communities, Inc. in July, 1995 and holds the title of Vice President and Secretary. Prior to joining L'Auberge Communities, Inc., Ms. Popke was employed by Olive & Associates in Denver, Colorado in the field of public accounting for six years and later from 1989 to 1995 with David R. Sellon & Company, a Colorado Springs land development company.

ITEM 11.   EXECUTIVE COMPENSATION

None of the General Partners or any of their officers or directors received any compensation from the Partnership. See Item 13 below with respect to a description of certain transactions of the General Partners and their affiliates with the Partnership.

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
           MANAGEMENT

As March 21, 1997, no person of record owned or was known by the General Partners to own beneficially more than 5% of the Partnership's outstanding Units.


ITEM 13.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 1996, the Partnership paid or accrued remuneration to the General Partners or their affiliates as set forth below. In addition to the information provided herein, certain transactions are described in notes 7 and 8 in the Notes to Financial Statements appearing in Appendix A, which are included in this report and are incorporated herein by reference thereto.

Net Cash From Operations distributed in 1996
  to the General Partners                                 $20,476

Allocation of Income and (Loss)
 to the General Partners
                                                          $(1,678)
Property management fees paid to an affiliate of
the General Partners                                      $64,954

Reimbursements to General Partners                        $82,881

                                     PART IV

ITEM 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON
           FORM 8-K

(a)      1,2          See Page F-2
         3            See Exhibit Index contained herein

(b)      Reports on Form 8-K

         The Partnership has not filed and was not required to file any reports on Form 8-K during the last quarter of 1996.

(c)      See Exhibit Index contained herein

(d)      See Page F-2.

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





CLUSTER HOUSING PROPERTIES

By: GP L'Auberge Communities, L.P., a California
Limited Partnership, General Partner

By: L'Auberge Communities, Inc., its General Partner


By:  /s/ Earl C. Robertson
-------------------------------------------
Earl C. Robertson, Executive Vice President
and Chief Financial Officer

Date: March 26, 1997



Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       Signature                    Title                    Date



  /s/ Stephen B. Boyle       Director, President and      March 26, 1997
  --------------------       Principal Executive
  STEPHEN B. BOYLE           Officer of L'Auberge
                             Communities, Inc.




  /s/ Earl C. Roberston      Executive Vice President     March 26, 1997
  ---------------------      and Principal Financial
  EARL C. ROBERTSON          Officer of L'Auberge
                             Communities, Inc.

                                   APPENDIX A
                           CLUSTER HOUSING PROPERTIES
                       (A California Limited Partnership)
                                AND SUBSIDIARIES
                                    ---------








                        CONSOLIDATED FINANCIAL STATEMENTS

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
                      For the Year Ended December 31, 1996

                           CLUSTER HOUSING PROPERTIES
                       (A California Limited Partnership)
                                AND SUBSIDIARIES
                                    ---------
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants                                       F-3


Consolidated Balance Sheets at December 31, 1996 and 1995               F-4


Consolidated Statements of Operations for the years
ended December 31, 1996, 1995 and 1994                                  F-5


Consolidated Statements of Partners' Equity (Deficit)
for the years ended December 31, 1996, 1995 and 1994                   F-6

Consolidated Statements of Cash Flows for the years
ended December 31, 1996, 1995 and 1994                              F-7 -- F-8


Notes to Consolidated Financial Statements                        F-9 -- F-16


All Schedules are omitted as they are not applicable, not required, or the information is provided in the financial statements or the notes thereto.

                        Report of Independent Accountants


To the Partners of
Cluster Housing Properties
(a California Limited Partnership):

         We have audited the accompanying consolidated balance sheets of Cluster Housing Properties (a California Limited Partnership) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partners of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners of the Partnership, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cluster Housing Properties (a California Limited Partnership) and subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




COOPERS & LYBRAND L.L.P.
Denver , Colorado
February 28, 1997

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1996 and 1995
                                 ---------------

                                     ASSETS

                                                        1996            1995
                                                        ----            ----
Property, at cost:
  Land                                              $  3,677,028    $  3,677,028
  Buildings and improvements                          14,067,757      14,067,756
  Equipment, furnishings and                           1,576,836       1,295,545
  fixtures
                                                    ------------    ------------

                                                      19,321,621      19,040,329
Less accumulated depreciation                         (4,810,314)     (4,418,093)
                                                    ------------    ------------

                                                      14,511,307      14,622,236

Cash and cash equivalents                              1,065,855         480,389
Short-term investments                                 1,067,446
                                                                    ------------
Real estate tax escrows                                   41,632          44,055
Deposits                                                   3,818           1,693
Accounts receivable                                        2,605             631
Deferred expenses, net of accumulated
  amortization of $175,041 and                            19,450          58,351
                                                    $    136,140            --

         Total assets                               $ 15,644,667    $ 16,274,801
                                                    ============    ============

                 LIABILITIES AND PARTNERS' EQUITY

Mortgage notes payable                              $  8,559,930    $  8,695,278
Accounts payable                                         115,410          42,245
Accrued expenses                                         195,794         164,298
Due to affiliates                                          8,975          23,173
(Note 8)
Rents received in advance                                  4,538          10,495
Tenant security                                           55,320          57,306
deposits
                                                    ------------    ------------
                                                       8,939,967       8,992,795
liabilities


Minority interest                                         (8,895)
                                                                    ------------
Partners' equity                                       6,704,700       7,290,901
                                                    ------------    ------------

 Total liabilities and partners' equity             $ 15,644,667    $ 16,274,801
                                                    ============    ============


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              for the years ended December 31, 1996, 1995 and 1994
                                  -------------


                                                1996           1995          1994
                                                ----           ----          ----
Revenue:
   Rental income                            $ 2,615,350    $ 2,725,119   $ 2,572,947
   Interest Income                               56,391         83,222        58,128
                                                                         -----------

Total Revenue                                 2,671,741      2,808,341     2,631,075

Expenses:
   Operations                                 1,237,828      1,084,870       991,569
   Interest expense                             787,301        799,167       809,974
   Depreciation and amortization                431,117        410,300       401,875
   General and administrative                   383,273        204,889       166,681
                                                                         -----------

Total Expenses                                2,839,519      2,499,226     2,370,099
                                                                         -----------

Net income (loss)                           ($  167,778)   $   309,115   $   260,976
                                                                         ===========

Net income (loss) allocated to:
  General Partners                          ($    1,678)   $    15,456   $    13,049

  Per unit Net income (loss) allocated
    to Investor Limited Partner
    interest:
       32,421 units issued                  ($     5.12)   $      9.06   $      7.65



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT) for the years ended December 31, 1996, 1995 and 1994
                                  -------------

                                                Investor         Total
                                  General       Limited        Partners'
                                 Partners       Partners        Equity
Balance at December 31, 1993   ($  141,908)   $ 7,997,454    $ 7,855,546

Cash distributions                 (30,288)      (575,474)      (605,762)

Net income                          13,049        247,927        260,976
                               -----------    -----------    -----------

Balance at December 31, 1994      (159,147)     7,669,907      7,510,760

Cash distributions                 (26,449)      (502,525)      (528,974)

Net income                          15,456        293,659        309,115
                               -----------    -----------    -----------

Balance at December 31, 1995      (170,140)     7,461,041      7,290,901

Minority interest absorbed            --           (8,895)        (8,895)

Cash distributions                 (20,476)      (389,052)      (409,528)

Net income                          (1,678)      (166,100)      (167,778)
                               -----------    -----------    -----------

Balance at December 31, 1996   ($  192,294)   $ 6,896,994    $ 6,704,700
                               ===========    ===========    ===========




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                for the years ended December 31, 1996, 1995, 1994

                                                            1996           1995           1994
                                                            ----           ----           ----
Cash flows from operating activities:
  Interest received                                     $    80,257    $    82,408    $    55,610
  Cash received from rental income                        2,607,383      2,716,163      2,569,838
  General and administrative                               (370,245)      (201,143)      (159,895)
  expenses
  Operations expense                                     (1,179,822)    (1,039,036)      (968,373)
  Interest paid                                            (787,816)      (799,636)      (810,404)
                                                        -----------    -----------    -----------

Net cash provided by operating activities                   349,757        758,756        686,776

Cash flows from investing activities:
  Purchase of fixed assets                                 (281,346)      (148,127)        (6,392)
  Cash received from short-term investments               1,043,580        327,298         32,545
                                                        -----------    -----------    -----------
Net cash provided by investing activities                   762,234        179,171         26,153

Cash flows from financing activities:
  Distributions to partners                                (389,052)      (528,974)      (605,762)
  Deposits                                                   (2,125)          (358)           (95)
  Principal payments on mortgage notes payable             (135,348)      (123,613)      (112,822)
                                                        -----------    -----------    -----------

Net cash used by financing                                 (526,525)      (652,945)      (718,679)
activities
                                                        -----------    -----------    -----------

Net increase (decrease) in cash and cash                    585,466        284,982         (5,750)
equivalents

Cash and cash equivalents at beginning of  the period       480,389        195,407        201,157
                                                        -----------    -----------    -----------

Cash and cash equivalents at end of the period          $ 1,065,855    $   480,389    $   195,407
                                                        ===========    ===========    ===========


Non cash financing activities:
   Accrual of distributions to                          $    20,476
   partners



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                for the years ended December 31, 1996, 1995, 1994


                                  -------------

Reconciliation of net income (loss) to net cash provided by operating activities:

                                                                 1996        1995         1994
                                                                 ----        ----         ----
Net income (loss)                                            ($167,778)   $ 309,115    $ 260,976
Adjustments to reconcile net income (loss) to net cash
  provided by operating
activities:
  Depreciation and amortization                                431,117      410,300      401,875
Change in assets and liabilities net of effects
of investing and financing
activities:
    Decrease in real estate tax                                  2,423        7,750       14,568
escrows
   (Increase) decrease in accounts and interest receivable      21,951       (1,445)      (1,153)
    (Increase) decrease in deposits and prepaid expenses          --          2,033       (2,033)
    Increase in accounts payable and accrued expenses           84,185       35,871        8,679
    Increase (decrease) in due to affiliates                   (14,198)       4,088        6,973
    Increase (decrease) in rent received in                     (5,957)      (3,526)       4,446
advance
    Decrease in tenant security                                 (1,986)      (5,430)      (7,555)
deposits
                                                             ---------    ---------    ---------

Net cash provided by operating activities                    $ 349,757    $ 758,756    $ 686,776
                                                             =========    =========    =========



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

1.  Organization of Partnership:

Cluster Housing Properties (a California Limited Partnership) (the "Partnership"), formerly Berry and Boyle Cluster Housing Properties, was formed on August 8, 1983. The Partnership issued all of the General Partnership Interests to three General Partners in exchange for capital contributions aggregating $2,000. Stephen B. Boyle and GP L'Auberge Communities, L.P., (a California Limited Partnership), formerly Berry and Boyle Management, are the General Partners. In September, 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership.

A total of 2,000 individual Limited Partners owning 32,421 units have contributed $16,210,500 of capital to the Partnership. At December 31, 1996, the total number of Limited Partners was 1,967. Except under certain limited circumstances, as defined in the Partnership Agreement, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

The Partnership will continue until December 31, 2010, unless terminated earlier by the sale of all, or substantially all, of the assets of the Partnership, or otherwise in accordance with the provisions of Section 16 of the Partnership Agreement.

2.  Significant Accounting Policies:

         A.  Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiaries: Sin Vacas Joint Venture (Sin Vacas), Autumn Ridge Joint Venture (Autumn Ridge) and Villa Antigua Joint Venture (Villa Antigua). All intercompany accounts and transactions have been eliminated in consolidation. The Partnership follows the accrual basis of accounting. Refer to Note 5 regarding the termination of the Joint Ventures.

         B.  Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C.  Short-term Investments

         At December 31, 1995, short term investments consisted solely of various forms of U. S. Government backed securities, with an aggregate par value of $1,075,000, which matured in February, 1996. As of December 31, 1996, there were no short term investments. Investments are recorded at amortized cost, which approximates market value.

         D. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         E.  Depreciation

         Depreciation is provided for by the use of the straight-line method over estimated useful lives as follows:

                  Buildings and improvements                    39-40 years
                  Equipment, furnishings and fixtures            5-15 years

         F.  Deferred Expenses

         Costs of obtaining mortgages on the properties are being amortized over the mortgage term using the straight-line method, which approximates the effective interest method. Fees paid to certain of the property developers were amortized over the term of the services provided using the straight-line method. Any unamortized costs remaining at the date of a refinancing are expensed in the year of refinancing.

         G.  Income Taxes

         The Partnership is not liable for Federal or state income taxes because Partnership income or loss is allocated to the Partners for income tax purposes. If the Partnership's tax returns are examined by the Internal

         Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income (loss), such change will be reported to the Partners.

         H. Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         I. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment. On a quarterly basis, the partnership evaluates the recoverability of the rental properties using undiscounted cash flows from operations.

         J. Reclassification

         Certain items in the financial statements for the years ended December 31, 1995 and 1994 have been reclassified to conform to the 1996 presentation.

3. Property, at Cost

Property, at cost, consisted of the following at December 31, 1996:

                                         Initial Cost                                       Costs Capitalized
                                              to                                               Subsequent to
                                         Partnership                                            Acquisition
                            ---------------------------------------   -------------------------------------------------
                                        Buildings        Equipment                Buildings      Equipment
      Property                             and          Furniture                    and         Furniture
     Description           Land        Improvements     & Fixtures      Land     Improvements   & Fixtures     Land
-------------------------------------------------------------------   -------------------------------------------------
Villas at Sin Vacas,
  a 72-unit
residential
  rental complex
 located in Tucson,
 Arizona                   $  799,913    $ 3,948,060                              $ 75,678     $190,059     $  822,059

Pinecliff, a 96-unit
 residential rental
 located in
  Colorado Springs,
  Colorado                  1,242,061      5,981,166        380,288         --      81,889      169,811      1,242,061

Villa Antigua, an
88-unit
  residential rental
  complex located in
  Scottsdale, Arizona       1,610,646      3,942,388        376,709      2,262      38,576      115,354      1,612,908
                           ----------    -----------     ----------    -------    --------     --------     ----------
                           $3,652,620    $13,871,614     $1,101,612    $24,408    $196,143     $475,224     $3,677,028
                           ==========    ===========     ==========    =======    ========     ========     ==========

                                 Gross Amount At Which Carried
                                       at Close of Period
                            ---------------------------------------
                              Buildings       Equipment
      Property                  and           Furniture
     Description            Improvements      & Fixtures      Total
---------------------       ---------------------------------------
Villas at Sin Vacas,
  a 72-unit
residential
  rental complex
 located in Tucson,
 Arizona                  $ 4,023,738     $  534,674     $ 5,380,471

Pinecliff, a 96-unit
 residential rental
 located in
  Colorado Springs,
  Colorado                  6,063,055        550,099       7,855,215

Villa Antigua, an
88-unit
  residential rental
  complex located in
  Scottsdale, Arizona       3,980,964        492,063       6,085,935
                          -----------     ----------     -----------
                          $14,067,757     $1,576,836     $19,321,621
                          ===========     ==========     ===========

Depreciation expense for the years ended December 31, 1996, 1995 and 1994 and accumulated depreciation at December 31, 1996 and 1995 consisted of the following:

                                                    Depreciation                          Accumulation Depreciation
                                                      Expense                                    December 31,
                                          1996          1995           1994                  1996           1995
                                    -----------     ------------    ----------               ----           ----
Buildings and improvements             $351,694       $351,694       $351,695              $3,639,807      $3,288,113
Equipment, furnishings and               40,527         19,709         11,283               1,170,507       1,129,980
fixtures
                                   -------------------------------------------             ---------------------------

                                       $392,221       $371,403       $362,978              $4,810,314      $4,418,093
                                   ===========================================             ===========================

Each of the properties is encumbered by a nonrecourse mortgage note payable (see
Note 6).

4.  Cash and Cash Equivalents:

Cash and cash equivalents at December 31, 1996 and 1995 consisted of the following:

                                                     1996          1995
                                                     ----          ----
Cash on hand                                       $ 854,769       $ 30,848
Certificate of depo                                  211,086        100,000
Money market accoun                                 ________        349,541

                                                  $1,065,855       $480,389

5.  Joint Venture and Property Acquisitions:

The Partnership has invested in three properties located in Scottsdale and Tucson, Arizona and Colorado Springs, Colorado. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the areas where the Partnership's investments are located.

Sin Vacas

On October 25, 1985, the Partnership acquired a majority interest in the Sin Vacas Joint Venture, which owns and operates the Villas at Sin Vacas, a 72-unit residential property located in Tucson, Arizona. Since the Partnership owns a majority interest in the Sin Vacas Joint Venture, the accounts and operations of the Sin Vacas Joint Venture have been consolidated into the Partnership.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Villa Sin Vacas property.

The Partnership made initial cash payments in the form of capital contributions totaling $2,458,507 and funded $398,949 of property acquisition costs which were treated as a capital contribution to the joint venture. Since completion of construction, the Partnership has made additional contributions totaling $275,167. At December 31, 1996, the total capital contributions and acquisition costs incurred were $2,713,937 and $418,686, respectively.

For the years ended December 31, 1996, 1995 and 1994 the Sin Vacas Joint Venture had net loss of $67,846 and net income of $49,277, and $65,081, respectively

JANUARY 1, 1996 THROUGH MAY 13, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership, an amount equal to 8.75% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment, as defined in the joint venture agreement;

         Second, the balance 70% to the Partnership and 30% to the co-venturer.

All losses from operations and depreciation for the Sin Vacas Joint Venture were allocated 99% to the Partnership and 1% to the co-venturer.

All profits from operations, to the extent of cash distributions, shall first be allocated to the Partnership and co-venturer in the same proportion as the cash distribution. Any remaining profits are allocated 70% to the Partnership and 30% to the co-venturer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

Villa Antigua

On June 11, 1987, the Partnership acquired a majority interest in the Villa Antigua Joint Venture, which owns and operates Villa Antigua, an 88-unit residential property located in Scottsdale, Arizona. Since the Partnership owns a majority interest in the Villa Antigua Joint Venture, the accounts and operations of the Villa Antigua Joint Venture have been consolidated into the Partnership.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Villa Antigua property.

The Partnership made initial cash payments in the form of capital contributions totaling $2,494,677 and funded $381,729 of property acquisition costs which were treated as a capital contribution to the Villa Antigua Joint Venture. Since completion of construction, the Partnership has made additional contributions totaling $85,440. At December 31, 1996, the total capital contributions and acquisition costs were $2,580,117 and $381,729, respectively.

The Villa Antigua Joint Venture had net income of $137,799, $212,408, and $130,002 for the years ended December 31,1996, 1995 and 1994.

JANUARY 1, 1996 THROUGH MAY 13, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership, an amount equal to 10% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's adjusted capital investment, as defined in the joint venture agreement;

         Second, the balance 70% to the Partnership and 30% to the co-venturer.

All losses from operations and depreciation for the Villa Antigua Joint Venture were allocated 99% to the Partnership and 1% to the co-venturer.

All profits from operations, to the extent of cash distributions, shall first be allocated to the Partnership and co-venturer in the same proportion as the cash distributions; however, if for any taxable year there are no cash distributions, profits are allocated 99% to the Partnership and 1% to the co-venturer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

Sin Vacas and Villa Antigua

MAY 14, 1996 THROUGH DECEMBER 31, 1996

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI") which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the properties. In consideration of a payment by the Partnership to EWI of $73,775 and delivery of certain mutual releases, EWI (i) relinquished its contract to manage Sin Vacas and Villa Antigua and its option to exercise its rights of first refusal with regard to the sale of those properties and (ii) assigned all of its interest in the Sin Vacas Joint Venture and the Villa Antigua Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the Sin Vacas Joint Venture and the Villa Antigua Joint Venture. EWI may still share in the cash flow distributions or proceeds from sale of the properties if certain performance levels are met.

Pinecliff

On July 16, 1986, the Partnership acquired Pinecliff (formerly Autumn Ridge), a 96-unit residential property located in Colorado Springs, Colorado and simultaneously contributed the property to the Autumn Ridge Joint Venture comprised of the Partnership and an affiliate of the property developer. Since the Partnership owns a majority interest in the Autumn Ridge Joint Venture, the accounts and operations of the Autumn Ridge Joint Venture have been consolidated into the Partnership.

The co-venture partner was Highland Properties, Inc. ("Highland") a Colorado based residential development, construction and management firm. Highland developed the property known as L'Auberge Pinecliff

The Partnership made initial cash payments in the form of capital contributions totaling $3,819,397 and funded $546,576 of property acquisition costs which were treated as a capital contribution to the Autumn Ridge Joint Venture. Since completion of construction, the Partnership has made additional contributions totaling $318,811. At December 31, 1996 the total capital contributions and acquisition costs incurred were $4,187,309 and $497,475, respectively.

For the years ended December 31, 1996, 1995 and 1994 the Autumn Ridge Joint Venture had net income of $116,520, $149,652, and $153,418, respectively.

JANUARY 1, 1996 THROUGH JULY 2, 1996:

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership, an amount equal to 8% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment, as defined in the joint venture agreement;

         Second, the balance 82% to the Partnership and 18% to the co-venturer.

All losses from operations and depreciation for the Autumn Ridge Joint Venture were allocated 100% to the Partnership.

All profits from operations, to the extent of cash distributions, shall first be allocated to the Partnership and co-venturer in the same proportion as the cash distribution. Any remaining profits are allocated 82% to the Partnership and 18% to the co-venturer. In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

JULY 3, 1996 THROUGH DECEMBER 31, 1996

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland") which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership, to Highland totaling $7,718, and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Pinecliff Joint Venture to the Partnership, (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Pinecliff Joint Venture. Highland may still share in the cash flow distributions or proceeds from sale of the properties if certain performance levels are met.

The Sin Vacas Joint Venture, the Autumn Ridge Joint Venture and the Villa Antigua Joint Venture are sometimes collectively referred to as the "Joint Ventures". These joint ventures were effectively terminated on December 31, 1996. The Partnership has eliminated various minority interests related to these joint ventures, as such, the Partnership owns 100% of the underlying assets at December 31, 1996.

6.  Mortgage Notes Payable:

All of the property owned by the Partnership is pledged as collateral for the nonrecourse mortgage notes payable outstanding at December 31, 1996 and 1995 which consisted of the following:

                            1996                 1995
                            ----                 ----
Villas at Sin Vacas       $2,428,851         $2,467,255
Pinecliff                  3,112,702          3,161,919
Villa Antigua              3,018,377          3,066,104
                          ----------         ----------

                          $8,559,930         $8,695,278
                          ==========         ==========
Sin Vacas
Under the terms of the note, monthly principal and interest payments of $21,830, based on a fixed interest rate of 9.125%, are required over the term of the loan. The balance of the note will be due on July 15, 1997.

Pinecliff
Under the terms of the note, monthly principal and interest payments of $27,976 are required over the term of the loan, based on a fixed interest rate of 9.125%. The balance of the note will be due on July 15, 1997.

Villa Antigua
Under the terms of the note, monthly principal and interest payments of $27,128, based on a fixed interest rate of 9.125%, are required over the term of the loan. The balance of the note will be due on July 15, 1997.

As these mortgage notes payable are due in fiscal 1997, the Partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.



Interest included in Accrued expenses in the Consolidated Balance Sheets at December 31, 1996 and 1995 consisted of the following:

                                              1996                      1995
                                              ----                      ----
         Villas at Sin Vacas                $ 9,235                   $ 9,381
         Pinecliff                           11,835                    12,022
         Villa Antigua                       11,476                    11,658
                                            -------                   -------
                                            $32,546                   $33,061
                                            =======                   =======

The principal balance of the mortgage notes payable appearing on the consolidated balance sheets at December 31, 1996 and 1995 approximates the fair value of such notes.

7.  Partners' Equity:

Under the terms of the Partnership Agreement profits are allocated 95% to the Limited Partners and 5% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 95% to the Limited Partners and 5% to the General Partners.

The allocation of the related profits, losses, and distributions, if any, would be different than described above in the case of certain events as defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership.

8.  Related-Party Transactions:

Due to affiliates at December 31, 1996 and 1995 consisted of reimbursable costs payable to L'Auberge Communities, Inc., an affiliate of the General Partners, in the amounts of $8,975, and $14,278, respectively. In 1995 distributions payable to the Villa Antigua co-venturer totaled $8,895. There was no distribution payable to the co-venturer in 1996.

For the years ended December 31, 1996, 1995 and 1994, general and administrative expenses included $82,881, $84,643, and $68,625, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who perform services for the Partnership.

The officers and principal shareholders of Evans Withycombe, Inc., the developer of the Villas at Sin Vacas and Villa Antigua properties and an affiliate of the co-venturers of those joint ventures, together hold a two and one half percent cumulative profit or partnership voting interest in LP L'Auberge Communities, a California Limited Partnership, formerly Berry and Boyle, which is the principal limited partner of GP L'Auberge Communities, L.P.

During the years ended December 31, 1996, 1995 and 1994, Evans Withycombe received property management fees of $32,475, $84,187, and $79,692, respectively. These fees were 5% of rental revenue in each time period. In addition, for the years ended December 31, 1996, 1995 and 1994, $64,954, $51,715, and $49,083, respectively, of property management fees were paid or accrued to Residential Services - L'Auberge, an affiliate of the General Partners. These fees were 4% of rental revenue in 1996, and 5% of rental revenue in 1995 and 1994.

Villa Antigua reimbursed $35,885, $34,707 and $34,878, respectively for its proportionate share of the 1996, 1995 and 1994 real estate taxes to Villa Antigua Phase II, which is an affiliate of the General Partners.

                                  EXHIBIT INDEX
Exhibit
 No.
(4)(1) Amended and Restated Certificate and Agreement of Limited Partnership (included in Partnership's Registration Statement No. 2-86262, declared effective on March 22, 1984 (the "Registration Statement") and incorporated herein by reference).

(4)(a)(2) Seventeenth Amendment to Amended and Restated Certificate and Agreement of Limited Partnership dated May 31, 1990 (included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1990 and incorporated herein by reference).

(4)(b) Subscription Agreement (included as an Exhibit in the Registration Statement and incorporated herein by reference).

(10)(a) Property management agreement between Autumn Ridge Joint Venture and Berry and Boyle Residential Services.(included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1990 and incorporated herein by reference).

(10)(b) Property management agreement regarding Sin Vacas between Cluster Housing Properties and L'Auberge Communities Inc. dated May 15, 1996.

(10)(c) Property management agreement regarding Villa Antigua between Cluster Housing Properties and L'Auberge Communities Inc. dated November 1, 1996.

(10)(d) Documents pertaining to the permanent loan refinancing for the Sin Vacas Joint Venture (included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference).

(10)(e) Documents pertaining to the permanent loan refinancing for the Autumn Ridge Joint Venture (included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference).

(10)(f) Documents pertaining to the permanent loan refinancing for the Villa Antigua Joint Venture (included as an exhibit to the Partnership's Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference).

(10)(g) First Amendment to Joint Venture Agreement of L'Auberge Pinecliff Joint Venture and Related Assignment of Joint Venture Interest.

(10)(h)    Agreement Re Villa Sin Vacas Joint Venture

(10)(i)    Agreement Re Villa Antigua Joint Venture

(27)       Financial Data Schedule

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                FORM 10-K/A-No.1

         [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year Ended December 31, 1996

                                       OR

           [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

        For the transition period from __________________ to ________________

                           Commission File No. 0-13556

                           Cluster Housing Properties
                       (A California Limited Partnership)

             (Exact name of registrant as specified in its charter)

                              California 04-2817478

                     (State or other jurisdiction of (I.R.S.
                     Employer incorporation or organization)
                               Identification No.)

                  5110 Langdale Way, Colorado Springs CO 80906

               (Address of principal executive offices) (Zip Code)

                                 (719) 527-0544
              (Registrant's telephone number, including area code)

        Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Units of Limited Partnership Interests

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Aggregate market value of voting securities held by non-affiliates: Not applicable, since securities are not actively traded on any exchange.

Documents incorporated by reference:  None

The Exhibit Index is located on page:    n/a

     EXPLANATORY NOTE: This Amendment is being filed to correct a typographical error and make certain other corrections to Item 7.

                                    PART II


ITEM 7.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements including those concerning Management's expectations regarding future financial performance and future events. These forward-looking statements involve significant risk and uncertainties, including those described herein. Actual results may differ materially from those anticipated by such forward-looking statements.

Liquidity; Capital Resources

In connection with its capitalization, the Partnership admitted investors who purchased a total of 32,421 Units aggregating $16,210,500. These offering proceeds, net of organizational and offering costs of $2,431,575, provided $13,778,925 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership expended $10,410,263 to (i) acquire its joint venture interests in the Sin Vacas Joint Venture, the Villa Antigua Joint Venture, and the Autumn Ridge Joint Venture, (ii) to pay acquisition expenses, including acquisition fees to one of the General Partners, and (iii) to pay certain costs associated with the refinancing of the Pinecliff permanent loan. The Partnership distributed $1,731,681 to the Limited Partners as a return of capital resulting from construction cost savings with respect to the Sin Vacas, Pinecliff and Villa Antigua projects and other excess offering proceeds. The remaining net proceeds of $1,636,981 were used to establish initial working capital reserves. These reserves have been used periodically to enable the Partnership to meet its various financial obligations including contributions to the various Joint Ventures that may be required. Cumulatively through December 31, 1996, $368,990 was contributed to the Joint Ventures for this purpose.

In addition to the proceeds generated from the public offering, the Partnership utilized external sources of financing at the joint venture level to purchase properties. The Partnership Agreement limits the aggregate mortgage indebtedness which may be incurred in connection with the acquisition of Partnership properties to 80% of the purchase price of such properties.

The Partnership's future ability to generate cash adequate to meet its needs is dependent primarily on the successful operations of its real estate investments. Such ability is also dependent upon the future availability of bank borrowings, and upon the future refinancing or sale of the Partnership's real estate investments and the collection of any mortgage receivable which may result from such sales. These sources of liquidity will be used by the Partnership for payment of expenses related to real estate operations, debt service and professional and management fees and expenses. Net Cash From Operations and Net Proceeds, if any, as defined in the Partnership Agreement, will then be available for distribution to the Partners in accordance with Section 10 of the Partnership Agreement. The General Partners believe that the current working capital reserves together with projected cash flows for 1997 are adequate to meet the Partnership's operating cash needs in the coming year. With regard to certain balloon payments on existing first mortgage debt on the Partnership's properties, the General partners do not anticipate sufficient cash flow from operations to retire these mortgage notes. As these mortgage notes payable are due in fiscal 1997, the Partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis, although there can be no assurance that the Partnership will be able to do so. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

The working capital reserves of the Partnership consist of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various Joint Ventures. In 1996, the aggregate net decrease in working capital reserves was $481,980. This decrease resulted primarily from cash provided by operations of $349,757 offset by $281,346 of fixed asset additions, distributions to partners of $389,052 and $135,348 of principal payments on mortgage notes payable.

In 1995, the aggregate net decrease in working capital reserves was $41,502. This decrease resulted primarily from cash provided by operations of $758,756 offset by $148,127 of fixed asset additions, distributions to partners of $528,974 and $123,613 of principal payments on mortgage notes payable.
Results of Operations

For the year ended December 31, 1996, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, L'Auberge Pinecliff (formerly Autumn Ridge) and Villa Antigua properties, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                  Sin         L'Auberge        Villa       Investment   Consolidated
                                 Vacas        Pinecliff       Antigua        Total         Total
Total revenue                     $694,550     $1,022,283       $901,463       $53,445    $2,671,741

Expenses:
  General and administrative         1,686        -                  259       381,328       383,273
  Operations                       410,622        437,646        363,192        26,368     1,237,828
  Depreciation and                 126,677        181,804        122,636       -             431,117
amortization
  Interest                         223,411        286,313        277,577       -             787,301
                               ------------  -------------  -------------  ------------  ------------
                                   762,396        905,763        763,664       407,696     2,839,519
                               ------------  -------------  -------------  ------------  ------------

Net income (loss)                ($67,846)       $116,520       $137,799    ($354,251)    ($167,778)
                               ============  =============  =============  ============  ============

For the year ended December 31, 1995, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Autumn Ridge and Villa Antigua Joint Ventures, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                  Sin         L'Auberge        Villa       Investment   Consolidated
                                 Vacas        Pinecliff       Antigua        Total         Total
Total revenue                     $755,680     $1,041,402       $930,236       $81,023    $2,808,341

Expenses:
  General and administrative         7,200          7,244          7,200       183,245       204,889
  Operations                       353,533        420,726        310,611       -           1,084,870
  Depreciation and                 118,909        173,174        118,217       -             410,300
amortization
  Interest                         226,761        290,606        281,800       -             799,167
                               ------------  -------------  -------------  ------------  -----------
                                   706,403        891,750        717,828       183,245     2,499,226
                               ------------  -------------  -------------  ------------  ------------
Net income (loss)                  $49,277       $149,652       $212,408    ($102,222)      $309,115
                               ============  =============  =============  ============  ============

For the year ended December 31, 1994, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Autumn Ridge and Villa Antigua Joint Ventures, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                  Sin          Autumn         Villa       Investment   Consolidated
                                 Vacas         Ridge         Antigua         Total        Total

Total revenue                      $757,490      $979,216       $838,362        $56,007   $2,631,075

Expenses:
  General and administrative          7,494         7,793          7,862        143,532      166,681
  Operations                        339,483       353,665        298,421        -            991,569
  Depreciation and                  115,612       169,787        116,476        -            401,875
amortization
  Interest                          229,820       294,553        285,601        -            809,974
                                ------------   -----------   ------------   ------------  -----------
                                    692,409       825,798        708,360        143,532    2,370,099
                                ------------   -----------   ------------   ------------  -----------
Net income                          $65,081      $153,418       $130,002      ($87,525)     $260,976
(Loss)
                                ============   ===========   ============   ============  ===========

Comparison of 1996 and 1995 Operating Results:

In accordance with its dispositions strategy, (see "Projected 1997 Operating Results" below). the Partnership incurred one time costs associated with the Evans Withycombe termination ($73,775), the Highland termination (($7,718) and their related legal costs. (Refer to Note 5 of the Consolidated Financial Statements.) In additions, the Partnership incurred one-time costs associated with its property interior and exterior refurbishment program, the change in on-site management following the Evans Withycombe termination, the outsourcing of much of the Partnership's administration work to an administrative agent and the relocation of the remaining administration, financial and investor services functions to a more cost efficient location in Colorado Springs, Colorado. Consequently, competitive pressures and disposition-related activities led to rental operating expenses (including advertising, promotion, apartment locator and concession costs) to increase by $152,958 or 14% over the prior year and total general and administrative expenses of the Partnership increased $178,384 (87%) over the prior year. Fixed asset purchases increased $281,346 from $141,735 in the prior year and consisted of such items as carpet, appliances, equipment for fitness and business centers facilities, and remodeling features. As a result of the factors described above, distributions to partners decreased $119,446, or 23%, from $528,974 in 1995 to $409,528 in 1996.

Comparison of 1995 and 1994 Operating Results:

Total revenue increased $177,266, or 7% over the prior year, due to increased rental income of $152,172 or 6%, primarily as a result of rental rate increases at the Partnership's properties. Interest income increased $25,094 or 43% in 1995, as a result of higher interest rates earned on money market accounts and short-term investments. Rental operating expenses increased $93,301 or 9% over the prior year primarily as a result of increases in maintenance and advertising costs. General and administrative expenses increased $38,208 or 23%, due primarily to increased salary expense allocations and legal costs and printing and mailing costs associated with the voluntary withdrawal of a general partner of the Partnership. Fixed asset purchases increased $141,735 from $6,392 in the prior year to $148,127 and included such items as carpet, floor tile and other replacements and exterior painting of Sin Vacas. As a result of the factors described above, distributions to partners decreased $76,788, or 13%, from $605,762 in 1994 to $528,974 in 1995

Projected 1997 Operating Results:

While there can be no assurance that the Partnership will dispose of any or all of its properties in 1997, on March 25, 1997, the Partnership entered into letters of intent to sell Villas Sin Vacas in Tucson, Arizona, and Villa Antigua, Phase I, in Scottsdale, Arizona, to an unaffiliated purchaser. The purchase price for Villas Sin Vacas would be approximately $5,040,000 and the purchase price for Villa Antigua, Phase I, would be approximately $6,248,000. Each letter of intent is subject to completion of customary due diligence to the satisfaction of the purchaser, the purchaser obtaining a financing commitment for the purchase of the property on commercially reasonable terms and conditions, the negotiation and execution of a definitive purchase agreement, and certain other conditions. Accordingly, there can be no assurance that the sale of such properties will be consummated in accordance with the terms of the letters of intent or at all. As a result of the foregoing, operating results of the Partnership may vary significantly during 1997.

                                                 SIGNATURES


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



CLUSTER HOUSING PROPERTIES

By: GP L'Auberge Communities, L.P., a California
Limited Partnership, General Partner

By: L'Auberge Communities, Inc., its General Partner


By: __/s/ Earl C. Robertson_________________________________
Earl C. Robertson, Executive Vice President
and Chief Financial Officer

Date: April 9, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

          [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 1997

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      For the transition period from __________________ to ________________

                           Commission File No. 0-13556

                           Cluster Housing Properties
                       (A California Limited Partnership)
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                              California 04-2817478
-------------------------------------------------------------------------------
         (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)

                  5110 Langdale Way, Colorado Springs CO 80906
-------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (719) 576-5122
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

                          PART I. FINANCIAL INFORMATION

                          Item 1. FINANCIAL STATEMENTS

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                 ---------------

                                     ASSETS

                                                                                       September 30
                                                                                        (Unaudited)            1996
Property, at cost:
  Land                                                                                    $3,677,028          $3,677,028
  Buildings and improvements                                                              14,067,756          14,067,757
  Equipment, furnishings and fixtures                                                      1,811,930           1,576,836
                                                                                     ----------------   -----------------

                                                                                          19,556,714          19,321,621
  Less accumulated depreciation                                                          (5,123,653)         (4,810,314)
                                                                                     ----------------   -----------------

                                                                                          14,433,061          14,511,307

Cash and cash equivalents                                                                    691,777           1,065,855
Real estate tax escrows                                                                       55,667              41,632
Deposits                                                                                       4,993               3,818
Accounts receivable                                                                            1,643               2,605
Deferred expenses, net of accumulated
  amortization of $194,491 and $175,041                                                        -                  19,450
                                                                                     ----------------   -----------------

         Total assets                                                                    $15,187,141         $15,644,667
                                                                                     ================   =================

                        LIABILITIES AND PARTNERS' EQUITY

Mortgage notes payable                                                                    $8,450,031          $8,559,930
Accounts payable                                                                             212,892             115,410
Accrued expenses                                                                             166,122             195,794
Due to affiliates (Note 7)                                                                     5,429               8,975
Rents received in advance                                                                       -                  4,538
Tenant security deposits                                                                      63,706              55,320
                                                                                     ----------------   -----------------

         Total liabilities                                                                  8,898,180           8,939,967


General Partners equity                                                                    (193,533)           (192,294)
Limited Partners equity                                                                    6,482,495           6,896,994
                                                                                     ----------------   -----------------

        Total liabilities and partners' equity                                           $15,187,141         $15,644,667
                                                                                     ================   =================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  -------------


                                                          Three Months Ended               Nine Months Ended
                                                              September 30                      September 30
                                                        1997              1996            1997                1996
                                                        ----              ----            ----                ----
Revenue:
   Rental income                                        $612,106           $620,167       $1,895,970          $1,988,215
   Interest Income                                         8,462             10,071           29,064              43,005
                                                    -------------    --------------- ----------------   -----------------

Total Revenue                                            620,568            630,238        1,925,034           2,031,220

Expenses:
   Operations                                            372,008            312,323          955,597             885,905
   Interest expense                                      200,837            196,534          590,019             592,010
   Depreciation and amortization                         117,228            104,521          332,789             313,228
   General and administrative                             54,437             87,866          170,579             295,991
                                                    -------------    --------------- ----------------   -----------------

Total Expenses                                           744,510            701,244        2,048,984           2,087,134
                                                    -------------    --------------- ----------------   -----------------

Net income (loss)                                     ($123,942)          ($71,006)       ($123,950)           ($55,914)
                                                    =============    =============== ================   =================

Net income (loss) allocated to:
  General Partners                                      ($1,239)             ($710)         ($1,240)              ($559)

  Per unit Net income (loss) allocated
to
    Investor Limited Partner interest:
       32,421 units                                      ($3.78)            ($2.17)          ($3.78)             ($1.71)
issued



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                                  -------------

                                 Investor Total
                                                                        General          Limited           Partners'
                                                                        Partners        Partners             Equity

Balance at December 31, 1995                                             ($170,140)       $7,461,041          $7,290,901

Minority interest absorbed                                                     -             (8,895)             (8,895)

Cash distributions                                                         (20,476)        (389,052)           (409,528)

Net Income                                                                  (1,678)        (166,100)           (167,778)
                                                                     --------------- ----------------   -----------------

Balance at December 31, 1996                                             ($192,294)       $6,896,994          $6,704,700

Cash distributions                                                             -           (291,789)           (291,789)

Net income                                                                  (1,240)        (122,711)           (123,950)
                                                                     --------------- ----------------   -----------------

Balance at September 30, 1997                                            ($193,533)       $6,482,495          $6,288,961
                                                                     =============== ================   =================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             Nine Months Ended
                                                                                                September 30
Cash flows from operating activities:                                                     1997                1996
                                                                                          ----                ----
  Interest received                                                                          $29,064             $64,613
  Cash received from rental income                                                         1,900,718           1,980,606
  General and administrative expenses                                                      (203,874)           (326,839)
  Operations expense                                                                       (872,010)           (830,475)
  Interest paid                                                                            (591,194)           (593,482)
                                                                                     ----------------   -----------------

Net cash provided by operating activities                                                    262,704             294,423

Cash flows from investing activities:
  Purchase of fixed assets                                                                 (235,094)           (164,643)
  Cash received from short-term investments                                                 -                    237,802
                                                                                     ----------------   -----------------

Net cash provided by investing activities                                                  (235,094)              73,159

Cash flows from financing activities:
  Distributions to partners                                                                (291,789)           (291,789)
  Deposits                                                                                     -                 (3,025)
  Principal payments on mortgage notes payable                                             (109,899)           (100,349)
                                                                                     ----------------   -----------------

Net cash used by financing activities                                                      (401,688)           (395,163)
                                                                                     ----------------   -----------------

Net increase (decrease) in cash and cash equivalents                                       (374,078)            (27,581)

Cash and cash equivalents at beginning of  the period                                      1,065,855             480,389
                                                                                     ----------------   -----------------

Cash and cash equivalents at end of the period                                              $691,777            $452,808
                                                                                     ================   =================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (a California Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                  -------------

Reconciliation of net income (loss) to net cash provided by operating activities:


                                                                                            Nine Months Ended
                                                                                                September 30
                                                                                          1997                1996
                                                                                          ----                ----
Net income (loss)                                                                         ($123,950)           ($55,914)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                              332,789             313,228
Change in assets and liabilities net of effects
of investing and financing activities:
    Decrease in real estate tax escrows                                                     (14,035)            (35,540)
   (Increase) decrease in accounts and interest receivable                                       962              19,639
    (Increase) decrease in deposits and prepaid expenses                                     (1,175)               (900)
    Increase (decrease) in accounts payable and accrued expenses                              66,910              83,604
    Increase (decrease) in due to                                                            (3,545)            (22,085)
affiliates
    Decrease in rent received in advance                                                     (3,638)            (10,495)
    Increase in tenant security deposits                                                       8,386               2,886
                                                                                     ----------------   -----------------

Net cash provided by operating activities                                                   $262,704            $294,423
                                                                                     ================   =================




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                           CLUSTER HOUSING PROPERTIES
                       (A California Limited Partnership)
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   ----------



1.  Organization of Partnership:

Cluster Housing Properties (a California Limited Partnership) (the "Partnership"), formerly Berry and Boyle Cluster Housing Properties, was formed on August 8, 1983. The Partnership issued all of the General Partnership Interests to three General Partners in exchange for capital contributions aggregating $2,000. Stephen B. Boyle and GP L'Auberge Communities, L.P., (a California Limited Partnership), formerly Berry and Boyle Management, are the General Partners. In September, 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership.

A total of 2,000 individual Limited Partners owning 32,421 units have contributed $16,210,500 of capital to the Partnership. At September 30, 1997, the total number of Limited Partners was 1,917. Except under certain limited circumstances, as defined in the Partnership Agreement, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

The accompanying consolidated financial statements present the activity of the Partnership for the nine months ended September 30, 1997 and 1996.

The Partnership will continue until December 31, 2010, unless terminated earlier by the sale of all, or substantially all, of the assets of the Partnership, or otherwise in accordance with the provisions of Section 16 of the Partnership Agreement.

2.  Significant Accounting Policies:

         A.  Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its properties: Sin Vacas, Pinecliff and Villa Antigua. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership follows the accrual basis of accounting.

         B.  Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         D.  Depreciation

         Depreciation is provided for by the use of the straight-line method over estimated useful lives as follows:

                  Buildings and improvements                      39-40 years
                  Equipment, furnishings and fixtures              5-15 years

         E.  Deferred Expenses

         Costs of obtaining the mortgages on the properties are being amortized over the term of the related mortgage notes payable using the straight-line method. Fees paid to certain of the property developers were amortized over the term of the services provided using the straight-line method. Any unamortized costs remaining at the date of a refinancing are expensed in the year of refinancing.

         F.  Income Taxes

         The Partnership is not liable for Federal or state income taxes because Partnership income or loss is allocated to the Partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income (loss), such change will be reported to the Partners.

         G. Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         H. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment and deferred expenses. The Partnership evaluates rental properties for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (undiscounted) from rental properties is less than its carrying value. Upon determination that a permanent impairment has occurred, rental properties are reduced to fair value. For the year ended December 31, 1996 and the quarter ended June 30, 1997, permanent impairment conditions did not exist at any of the Partnership's properties.

3.  Cash and Cash Equivalents:

Cash and cash equivalents at September 30, 1997, and December 31, 1996, consisted of the following:


                                                      1997               1996
                                                   ----------         ----------
Cash on hand .............................         $  158,161         $  854,769
Certificate of deposit ...................            211,086
Money market account .....................            533,616
                                                    ----------        ----------

                                                   $  691,777         $1,065,855

4.  Joint Venture and Property Acquisitions:

The Partnership has invested in three properties located in Scottsdale and Tucson, Arizona and Colorado Springs, Colorado. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the areas where the Partnership's investments are located.

Sin Vacas

On October 25, 1985, the Partnership acquired a majority interest in the Sin Vacas Joint Venture, which owns, and operates the Villas at Sin Vacas, a 72-unit residential property located in Tucson, Arizona. Since the Partnership controls and owns a majority interest in the Sin Vacas Joint Venture, the accounts and operations of the Sin Vacas Joint Venture have been consolidated into the Partnership.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Villa Sin Vacas property.

The Partnership made initial cash payments in the form of capital contributions totaling $2,458,507 and funded $398,949 of property acquisition costs which were treated as a capital contribution to the joint venture. Since completion of construction, the Partnership has made additional contributions totaling $275,167. At September 30, 1997, the total capital contributions and acquisition costs incurred were $2,713,937 and $418,686, respectively.

For the nine months ended September 30, 1997 and 1996, Sin Vacas had net loss of $15,690 and $58,266, respectively.

JANUARY 1, 1996 THROUGH MAY 13, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership, an amount equal to 8.75% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment, as defined in the joint venture agreement;

         Second, the balance 70% to the Partnership and 30% to the co-venturer.

All losses from operations and depreciation for the Sin Vacas Joint Venture were allocated 99% to the Partnership and 1% to the co-venturer.

All profits from operations, to the extent of cash distributions, shall first be allocated to the Partnership and co-venturer in the same proportion as the cash distribution. Any remaining profits are allocated 70% to the Partnership and 30% to the co-venturer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

Villa Antigua

On June 11, 1987, the Partnership acquired a majority interest in the Villa Antigua Joint Venture, which owns, and operates Villa Antigua, an 88-unit residential property located in Scottsdale, Arizona. Since the Partnership controls and owns a majority interest in the Villa Antigua Joint Venture, the accounts and operations of the Villa Antigua Joint Venture have been consolidated into the Partnership.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Villa Antigua property.

The Partnership made initial cash payments in the form of capital contributions totaling $2,494,677 and funded $381,729 of property acquisition costs which were treated as a capital contribution to the Villa Antigua Joint Venture. Since completion of construction, the Partnership has made additional contributions totaling $85,440. At September 30, 1997, the total capital contributions and acquisition costs were $2,580,117 and $381,729, respectively.

Villa Antigua had net income of $16,603 and $145,859 for the nine months ended September 30, 1997 and 1996, respectively.

JANUARY 1, 1996 THROUGH MAY 13, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership, an amount equal to 10% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's adjusted capital investment, as defined in the joint venture agreement;

         Second, the balance 70% to the Partnership and 30% to the co-venturer.

All losses from operations and depreciation for the Villa Antigua Joint Venture were allocated 99% to the Partnership and 1% to the co-venturer.

All profits from operations, to the extent of cash distributions, shall first be allocated to the Partnership and co-venturer in the same proportion as the cash distributions; however, if for any taxable year there are no cash distributions, profits are allocated 99% to the Partnership and 1% to the co-venturer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

Sin Vacas and Villa Antigua

MAY 14, 1996 THROUGH SEPTEMBER 30, 1997

On May 14, 1996, the Partnership and certain affiliates consummated an agreement with Evans Withycombe Management, Inc. and certain of its affiliates ("EWI") which separated the interests of EWI and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the properties. In consideration of a payment by the Partnership to EWI of $73,775 and delivery of certain mutual releases, EWI (i) relinquished its contract to manage Sin Vacas and Villa Antigua and its option to exercise its rights of first refusal with regard to the sale of those properties and (ii) assigned all of its interest in the Sin Vacas Joint Venture and the Villa Antigua Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the Sin Vacas Joint Venture and the Villa Antigua Joint Venture. EWI may still share in the cash flow distributions or proceeds from sale of the properties if certain performance levels are met.

Pinecliff

On July 16, 1986, the Partnership acquired Pinecliff (formerly Autumn Ridge), a 96-unit residential property located in Colorado Springs, Colorado and simultaneously contributed the property to the Autumn Ridge Joint Venture comprised of the Partnership and an affiliate of the property developer. Since the Partnership controls and owns a majority interest in the Autumn Ridge Joint Venture, the accounts and operations of the Autumn Ridge Joint Venture have been consolidated into the Partnership.

The co-venture partner was Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm.
Highland developed the property known as L'Auberge Pinecliff.

The Partnership made initial cash payments in the form of capital contributions totaling $3,819,397 and funded $546,576 of property acquisition costs which were treated as a capital contribution to the Autumn Ridge Joint Venture. Since completion of construction, the Partnership has made additional contributions totaling $323,811. At September 30, 1997, the total capital contributions and acquisition costs incurred were $4,192,309 and $497,475, respectively.

For the nine months ended September 30, 1997 and 1996, L'Auberge Pinecliff had a net income of $18,812 and $120,035, respectively.

JANUARY 1, 1996 THROUGH JULY 2, 1996:

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly as follows:

         First, to the Partnership, an amount equal to 8% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of the Partnership's capital investment, as defined in the joint venture agreement;

         Second, the balance 82% to the Partnership and 18% to the co-venturer.

All losses from operations and depreciation for the Autumn Ridge Joint Venture were allocated 100% to the Partnership.

All profits from operations, to the extent of cash distributions, shall first be allocated to the Partnership and co-venturer in the same proportion as the cash distribution. Any remaining profits are allocated 82% to the Partnership and 18% to the co-venturer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be affected by the relative balances in the individual partners' capital accounts.

JULY 3, 1996 THROUGH SEPTEMBER 30, 1997

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland") which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership to Highland totaling $7,718 and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Pinecliff Joint Venture to the Partnership, (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Pinecliff Joint Venture. Highland may still share in the cash flow distributions or proceeds from sale of the properties if certain performance levels are met.

The Sin Vacas Joint Venture, the Autumn Ridge Joint Venture and the Villa Antigua Joint Venture are sometimes collectively referred to as the "Joint Ventures". These joint ventures were effectively terminated on December 31, 1996. The Partnership has eliminated various minority interests related to these joint ventures; as such, the Partnership owns 100% of the underlying assets at December 31, 1996.


5.  Mortgage Notes Payable:

All of the property owned by the Partnership is pledged as collateral for the nonrecourse mortgage notes payable outstanding at September 30, 1997 and December 31, 1996 which consisted of the following:

                                                        1997                1996
                                                  ----------          ----------
Villas at Sin Vacas ....................          $2,397,667          $2,428,851
Pinecliff ..............................           3,072,739           3,112,702
Villa Antigua ..........................           2,979,625           3,018,377
                                                  ----------          ----------

                                                  $8,450,031          $8,559,930
                                                  ==========          ==========

Sin Vacas
On June 30, 1992, Villas at Sin Vacas refinanced its permanent loan using the proceeds of a new first mortgage loan in the amount of $2,575,000. Under the terms of the note, monthly principal and interest payments of $21,830, based on a fixed interest rate of 9.125%, are required over the term of the loan. The maturity date of the note is July 15, 1998.

Pinecliff
On June 30, 1992, Pinecliff refinanced its permanent loan using the proceeds of a new first mortgage loan in the amount of $3,300,000. Under the terms of the note, monthly principal and interest payments of $27,976 are required over the term of the loan, based on a fixed interest rate of 9.125%. The maturity date of the note is July 15, 1998.

Villa Antigua
On June 30, 1992, Villa Antigua refinanced its permanent loan using the proceeds of a new first mortgage loan in the amount of $3,200,000. Under the terms of the note, monthly principal and interest payments of $27,128, based on a fixed interest rate of 9.125%, are required over the term of the loan, based on a fixed interest rate of 9.125%. The maturity date of the note is July 15, 1998.

Interest accrued at September 30, 1997, and December 31, 1996, consisted of the following:

                                                          1997              1996
                                                       -------           -------
Villas at Sin Vacas ........................           $ 9,235           $ 9,235
Pinecliff ..................................            11,835            11,835
Villa Antigua ..............................            11,476            11,476
                                                       -------           -------

                                                       $32,546           $32,546
                                                       =======           =======

The principal balance of the mortgage notes payable appearing on the consolidated balance sheet approximates the fair value of such notes.

6.  Partners' Equity:

Under the terms of the Partnership Agreement profits are allocated 95% to the Limited Partners and 5% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 95% to the Limited Partners and 5% to the General Partners.

The allocation of the related profits, losses, and distributions, if any, would be different than described above in the case of certain events as defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership.

7.  Related-Party Transactions:

Due to affiliates at September 30, 1997, and December 31, 1996, consisted of reimbursable costs payable to L'Auberge Communities Inc., an affiliate of the General Partners, in the amounts of $5,429 and $8,975, respectively.

For the nine months ended September 30, 1997 and 1996, general and administrative expenses included $45,064 and $66,026, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

The officers and principal shareholders of Evans Withycombe, Inc., the developer of the Villas at Sin Vacas and Villa Antigua properties and an affiliate of the co-venturers of those joint ventures, together hold a two and one half percent cumulative profit or partnership voting interest in LP L'Auberge Communities, a California Limited Partnership, formerly Berry and Boyle, which is the principal limited partner of GP L'Auberge Communities, L.P.

Residential Services - L'Auberge, formerly Berry and Boyle Residential Services, the property manager of Pinecliff, Villas Sin Vacas and Villa Antigua, is an affiliate of the General Partners of the Partnership. For the nine months ended September 30, 1997, property management fees of $73,654 were paid to Residential Services - L'Auberge. For the nine months ended September 30, 1996, Residential Services-L'Auberge was paid $43,972 for the management of L'Auberge Pinecliff. For the management of Villa Sin Vacas and Villa Antigua, $39,440 of property management fees were paid to Evans Withycombe, Inc., until the termination of the Management Agreement on May 15, 1996.

8. Subsequent Event:

On May 6, 1997, the Partnership entered into a Purchase and Sales Agreement ( the "Agreement") to sell Villas Sin Vacas in Tucson, Arizona, to an unaffiliated purchaser. The purchase price for Villas Sin Vacas is approximately $5,040,000. The Agreement is subject to completion of customary due diligence to the satisfaction of the purchaser, and the purchaser obtaining a financing commitment for the purchase of the property on commercially reasonable terms and conditions. Under the terms of the Agreement, it is anticipated that the closing would occur within approximately 3 to 6 months after the date of the Agreement.

On October 10, 1997, Villa Antigua, Phase I was sold pursuant to the terms of a Purchase and Sale Agreement and Escrow Instructions, dated as of May 6, 1997 as amended. Villa Antigua was sold to Villa Antigua Condominium Ventures Limited Partnership, an Arizona limited partnership unaffiliated with the Partnership. The purchase price for Villa Antigua Phase I was $6,248,000 subject to certain customary adjustments and the repayment of mortgage financing in the amount of $3,010,362, paid at closing utilizing a portion of proceeds from the sale.

17

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
              RESULTS OF OPERATIONS

Liquidity and Capital Resources

In connection with its capitalization, the Partnership admitted investors who purchased a total of 32,421 Units aggregating $16,210,500. These offering proceeds, net of organizational and offering costs of $2,431,575, provided $13,778,925 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership expended $10,410,263 to (i) acquire its joint venture interests in the Sin Vacas Joint Venture, the Villa Antigua Joint Venture, and the Autumn Ridge Joint Venture, (ii) to pay acquisition expenses, including acquisition fees to one of the General Partners, and (iii) to pay certain costs associated with the refinancing of the Autumn Ridge permanent loan. The Partnership distributed $1,731,681 to the Limited Partners as a return of capital resulting from construction cost savings with respect to the Sin Vacas, Autumn Ridge and Villa Antigua projects and other excess offering proceeds. The remaining net proceeds of $1,636,981 have been used to establish initial working capital reserves sufficient to meet future needs of the Partnership, including contributions to the various properties that may be required. Through September 30, 1997, $373,990 cumulatively was contributed to the properties for this purpose.

The working capital reserves of the Partnership consist of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various properties. Thus far in 1997, the aggregate net decrease in working capital reserves was $374,078. This decrease resulted primarily from cash provided by operations of $262,704 offset by distributions to partners of $291,789, purchase of fixed assets of $235,094, and $109,899 of principal payments on mortgage notes payable.

On October 10, 1997, Villa Antigua Phase I was sold for $6,248,000. See Item 8. Subsequent Event.

Property Status

Villas at Sin Vacas

As of September 30, 1997, the property was 94% occupied, compared to 84% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

     Unit Type ...............................             1997             1996
----------------------------------------------           ------           ------
One bedroom one bath .........................           $  835           $  835
Two bedroom two bath .........................            1,050            1,050
Three bedroom two bath .......................            1,200            1,200

Pinecliff

As of September 30, 1997, the property was 82% occupied, compared to 91% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

Unit Type ....................................             1997             1996
----------------------------------------------           ------           ------
  One bedroom one bath .......................           $  925           $  890
  Two bedroom two bath .......................            1,150            1,099

Villa Antigua

As of September 30, 1997, the property was 86% occupied, compared to 85% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

     Unit Type ...............................             1997             1996
----------------------------------------------           ------           ------
One bedroom one bath .........................           $  760           $  760
Two bedroom two bath .........................              925              925
Three bedroom two bath .......................            1,105            1,080

Results of Operations
For the three months ended September 30, 1997, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Pinecliff and Villa Antigua, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below.

                                          Sin            L'Auberge          Villa         Investment     Consolidated
                                         Vacas           Pinecliff         Antigua        Partnership       Total
Total revenue                           $180,182          $232,856         $200,053         $7,477         $620,568

Expenses:
  General and administrative                                                                54,436           54,437
  Operations                             110,364           123,269          138,375                         372,008
  Depreciation and amortization           33,983            50,575           32,670                         117,228
  Interest                                57,359            72,804           70,674                         200,837
                                    -------------   --------------- ----------------   ------------  ---------------
                                         201,706           246,648          241,719         54,436          744,510
                                    -------------   --------------- ----------------   ------------  ---------------
Net income                             ($21,524)         ($13,792)        ($41,666)      ($46,959)       ($123,942)
                                    =============   =============== ================   ============  ===============

For the three months ended September 30, 1996, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Pinecliff and Villa Antigua, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below.

                                          Sin           L'Auberge          Villa         Partnership    Consolidated
                                         Vacas          Pinecliff         Antigua            Level          Totals
Revenue:                                 $160,684        $258,420         $201,159           9,975          $630,238

Expenses:
  General and administrative             -               -                -                 87,866            87,866
  Operations                              115,086         111,538           78,533           7,166           312,323
  Depreciation and amortization            30,497          44,058           29,966                           104,521
  Interest                                 55,783          71,489           69,262           -                196,534

                                  ---------------- ---------------  ---------------  ---------------   ---------------
                                          201,366         227,085          177,761          95,032           701,244
                                  ---------------- ---------------  --------------- ---------------   ---------------
Net income (loss)                       ($40,682)         $31,335          $23,398       ($85,057)         ($71,006)
                                  ================ ================================ ===============   ===============


For the nine months ended September 30, 1997, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Pinecliff and Villa Antigua, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below.

                                          Sin            L'Auberge          Villa         Investment    Consolidated
                                         Vacas           Pinecliff         Antigua        Partnership       Total
Total revenue                           $538,653          $715,030         $644,429         $26,922       $1,925,034

Expenses:
  General and administrative                                                                170,578          170,579
  Operations                             289,233           340,417          325,929              18          955,597
  Depreciation and amortization           97,322           141,476           93,991                          332,789
  Interest                               167,788           214,325          207,906                          590,019
                                    -------------   --------------- ----------------   -------------  ---------------
                                         554,343           696,218          627,826         170,596        2,048,984
                                    -------------   --------------- ----------------   -------------  ---------------
Net income                             ($15,690)           $18,812          $16,603      ($143,674)       ($123,950)
                                    =============   =============== ================   =============  ===============

For the nine months ended September 30, 1996, the Partnership's operating results were comprised of its share of the income and expenses from the Sin Vacas, Pinecliff and Villa Antigua, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below.

                                         Sin         L'Auberge         Villa        Partnership    Consolidated
                                        Vacas        Pinecliff        Antigua          Level          Totals
Revenue:                                 $518,594        $786,540        $685,416         40,670      $2,031,220

Expenses:
  General and administrative                1,686                             259        294,046         295,991
  Operations                              314,492         320,562         240,685         10,166         885,905
  Depreciation and amortization            92,684         130,645          89,899                        313,228
  Interest                                167,998         215,298         208,714                        592,010
                                    -------------- --------------- --------------- -------------- -------------
                                          576,860         666,505         539,557        304,212       2,087,134
                                    -------------- --------------- --------------- -------------- ---------------
Net income (loss)                       ($58,266)        $120,035        $145,859     ($263,542)       ($55,914)
                                    ============== =============================== ============== ===============


Comparison of Operating Results for the Nine Months Ended September 30, 1997 and 1996:

Total revenue decreased by $106,186 or 5%, primarily due to a decrease in rental income as a result of competitive pressure from new apartment properties in the lease up phase in the local market. Operating expenses increased by $69,692 (8%) primarily due to one-time costs of preparing the properties for disposition, including an increase in advertising, promotions, repairs and maintenance. General and administrative expenses have decreased by 42% or $125,412, of which $73,775 was the Evans Withycombe termination fee in 1996. A contributing factor to the additional reduction of $51,637 was due to the re-stabilization of costs associated with Partnership administrative, financial and investor services functions following the office relocation to Colorado Springs.

Thus far in 1997, the Partnership has made $291,789 of cash distributions to its Limited Partners and $-0- to the General Partners.

                            PART II-OTHER INFORMATION


ITEM 1.  Legal Proceedings
         Response:  None

ITEM 2.  Changes in Securities
         Response:  None

ITEM 3.  Defaults Upon Senior Securities
         Response:  None

ITEM 4.  Submission of Matters to a Vote of Security Holders
         Response:  None

ITEM 5.  Other Information
         Response:  None

ITEM 6.  Exhibits and Reports on Form 8-K
          (A.)  Exhibit - None
          (B.)  Report on Form 8-K, Item 2, dated October 10, 1997
                  filed October 23, 1997




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           CLUSTER HOUSING PROPERTIES

                By: GP L'Auberge Communities, L.P., a California
                      Limited Partnership, General Partner

                   By:  L'Auberge Communities, Inc., its General Partner

                    By: __/s/ Stephen B. Boyle_________________________________
                         Stephen B. Boyle, President

                 Date: November 15, 1997

                           CLUSTER HOUSING PROPERTIES
                       (A CALIFORNIA LIMITED PARTNERSHIP)

         THIS CONSENT is solicited by and on behalf of the Partnership. The General Partners recommend a vote "FOR" each Proposal. A vote "FOR" a Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation.

         THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSALS AS RECOMMENDED BY THE GENERAL PARTNERS.

               PLEASE MARK THE APPROPRIATE BOX FOR EACH PROPOSAL:

                                                      FOR     AGAINST    ABSTAIN
With the General Partners' recommendation to          [ ]       [ ]        [ ]
dissolve the Partnership and settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value therefor, I vote:

With the General Partners' recommendation to amend    [ ]       [ ]        [ ]
Section 16.b. of the Partnership Agreement to eliminate the General Partners' obligation, under certain circumstances, to contribute capital to the Partnership upon its liquidation, I vote:


         The undersigned acknowledges receipt of the Consent Solicitation dated March 18, 1998 pertaining to the Proposals.


Dated:
      ---------------------------         ------------------------------------
                                                       Signature


                                          ------------------------------------
                                                Signature (if held jointly)


                                          ------------------------------------
                                                        Title

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. If you have any questions, please call THE L'AUBERGE INVESTOR SERVICES LINE at (800) 262-7778.